Exhibit 10.80


                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                           WELLCARE OF NEW YORK, INC.,


                                                                     the Seller,


                                       AND


                           GROUP HEALTH INCORPORATED,


     the Purchaser.


                            Dated as of May 20, 1999


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                                TABLE OF CONTENTS

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1.       Definitions......................................................................................  1
         1.1      Defined Terms...........................................................................  1

2.       Purchase and Sale of Assets......................................................................  8
         2.1      Commercial Contracts....................................................................  8
         2.2      Provider Contracts......................................................................  8
         2.3      Contracts, Leases, Licenses, Permits, etc...............................................  8
         2.4      Medical Management Materials............................................................  8
         2.5      Intangible Assets.......................................................................  8
         2.6      Computer Systems and Software...........................................................  9
         2.7      Inventory and Supplies..................................................................  9
         2.8      Books and Records.......................................................................  9
         2.9      Insurance Proceeds......................................................................  9
         2.10     Other Assets............................................................................  9

3.       Excluded Assets..................................................................................  9
         3.1      Corporate Books and Certain Other Records............................................... 10
         3.2      Financial Assets........................................................................ 10
         3.3      Accounts Receivable..................................................................... 10
         3.4      Real Estate............................................................................. 10
         3.5      Certain Contractual Rights.............................................................. 10
         3.6      Interests in Subsidiaries............................................................... 10
         3.7      Insurance Claims........................................................................ 10
         3.8      Claims Against Providers................................................................ 10
         3.9      Name.................................................................................... 10
         3.10     Tax Refunds............................................................................. 10
         3.11     Pre-Effective Time Rights, Claims, and Obligations...................................... 10

4.       Consideration.................................................................................... 10
         4.1      Post-Closing Purchase Price Adjustment.................................................. 11
         4.2      Allocation of Consideration............................................................. 12
         4.3      Assignment and Assumption Agreement..................................................... 12

5.       Assumption and Retention of Liabilities.......................................................... 12
         5.1      Obligations Under Certain Agreements.................................................... 12
         5.2      Retained Liabilities.................................................................... 13
         5.3      Certain Financial Arrangements.......................................................... 15

6.       Closing.......................................................................................... 16

7.       Non-Assignable Contracts......................................................................... 16

8.       Representations and Warranties of the Seller..................................................... 16
         8.1      Organization and Qualification.......................................................... 17
         8.2      Certificate of Incorporation and By-Laws................................................ 17
         8.3      Authority............................................................................... 17
         8.4      No Conflict; Required Filings and Consents.............................................. 17
         8.5      Permits; Compliance..................................................................... 18
         8.6      Real Property; Other Assets............................................................. 18
         8.7      Environmental Matters. ................................................................. 18
         8.8      Financial Statements.................................................................... 19
         8.9      Absence of Certain Changes or Events.................................................... 20
         8.10     Absence of Litigation................................................................... 20
         8.11     Employee Benefit Plans; Labor Matters................................................... 20
         8.12     Taxes................................................................................... 21
         8.13     Certain Agreements...................................................................... 22
         8.14     Commercial Contracts.................................................................... 25
         8.15     Medical Management...................................................................... 25
         8.16     Commercial Members...................................................................... 25
         8.17     Pending Treatments...................................................................... 26
         8.18     Title to Property....................................................................... 26
         8.19     Insurance............................................................................... 26
         8.20     Compliance With Laws.................................................................... 26
         8.21     Completeness of Assets.................................................................. 27
         8.22     [Not Used].............................................................................. 27
         8.23     No Bankruptcy........................................................................... 27
         8.24     Broker's and Other Fees................................................................. 27
         8.25     Transactions with Affiliates............................................................ 27
         8.26     Payments................................................................................ 27
         8.27     Patel Documents......................................................................... 28
         8.28     Full Disclosure......................................................................... 28

9.       Representations and Warranties of the Purchaser.................................................. 28
         9.1      Organization and Qualification.......................................................... 28
         9.2      Authority............................................................................... 28
         9.3      No Conflict; Required Filings and Consents.............................................. 29
         9.4      Absence of Litigation................................................................... 29

10.      Transactions and Conduct of Business Pending the Closing......................................... 29
         10.1     Ordinary Course of Business............................................................. 30
         10.2     Preparation for Transfer and Transition................................................. 31
         10.3     Payment of Retained Liabilities; Discharge of Pre-Effective Date
                  Medical Claim Liabilities............................................................... 31
         10.4     Certain Prohibited Activities........................................................... 32
         10.5     Casualty................................................................................ 32
         10.6     Access.................................................................................. 32
         10.7     Cooperation............................................................................. 33
         10.8     No Change in Accounting Methods......................................................... 33
         10.9     Other Offers............................................................................ 33
         10.10    Public Announcements.................................................................... 34
         10.11    Schedule Deliveries..................................................................... 34
         10.12    WARN Notices............................................................................ 34

11.      Conditions Precedent to the Purchaser's Obligations.............................................. 34
         11.1     Delivery of Assets...................................................................... 34
         11.2     Representations and Warranties True as of Effective Time................................ 34
         11.3     Conveyance Documents.................................................................... 35
         11.4     Officer's Certificates.................................................................. 35
         11.5     Opinion of the Seller's Counsel......................................................... 35
         11.6     Secretary's Certificates................................................................ 35
         11.7     Notifications and Consents.............................................................. 35
         11.8     Provider Contracts...................................................................... 36
         11.9     Third Party Consents.................................................................... 36
         11.10    Lien Search............................................................................. 37
         11.11    Good Standing Certificate............................................................... 37
         11.12    Certified Certificate of Incorporation.................................................. 37
         11.13    Related Party Non-Competition Agreement................................................. 37
         11.14    Contribution of Certain Assets to Seller ............................................... 37
         11.15    Leases.................................................................................. 37
         11.16    Guaranty................................................................................ 37
         11.17    Transition Services Agreement........................................................... 38
         11.18    Insurance Endorsements.................................................................. 38
         11.19    No Material Adverse Change.............................................................. 38
         11.20    Approval of Schedules................................................................... 38
         11.21    Establishment of Claims Fund............................................................ 38
         11.22    Patel Transaction....................................................................... 38
         11.23    WARN Notices............................................................................ 38

12.      Conditions Precedent to the Seller's Obligations................................................. 38
         12.1     Representations and Warranties True as of Effective Time................................ 39
         12.2     Compliance with Agreement............................................................... 39
         12.3     Payment and Deliveries.................................................................. 39
         12.4     Officer's Certificate................................................................... 39
         12.5     Secretary's Certificate................................................................. 39
         12.6     No Suit or Other Proceedings............................................................ 39
         12.7     Notifications and Consents.............................................................. 39
         12.8     Transition Services Agreement........................................................... 40

13.      Certain Transactions and Obligations Subsequent to Closing....................................... 40
         13.1     Further Assurance of Cooperation........................................................ 40
         13.2     Maintenance of Corporate, Patient Care, Accounting and Tax
                  Records................................................................................. 40
         13.3     Certain Employees of the Seller......................................................... 41
         13.4     Designation of the Purchaser as Successor Employer...................................... 41
         13.5     Mail and Communications................................................................. 42
         13.6     Covenant Not to Compete, Etc............................................................ 42

14.      Indemnification.................................................................................. 43
         14.1     Indemnification by the Seller........................................................... 43
         14.2     Indemnification by the Purchaser........................................................ 43
         14.3     Limitations on Indemnity................................................................ 44
         14.4     Notice to the Indemnitor................................................................ 44
         14.5     Rights of Parties to Settle or Defend................................................... 45
         14.6     Reimbursement........................................................................... 45
         14.7     Losses Net of Insurance, etc............................................................ 46
         14.8     Effectiveness........................................................................... 46

15.      Brokers and Finders' Fees........................................................................ 46
         15.1     The Seller.............................................................................. 46
         15.2     The Purchaser........................................................................... 46

16.      Additional Agreements............................................................................ 46
         16.1     Expenses................................................................................ 46
         16.2     Transfer Taxes.......................................................................... 47
         16.3     Confidentiality......................................................................... 47

17.      Merger; Amendment................................................................................ 47

18.      Assignment and Binding Effect.................................................................... 47

19.      Waiver........................................................................................... 48

20.      Termination...................................................................................... 48
         20.1     Mutual Consent.......................................................................... 48
         20.2     The Seller's Breach..................................................................... 48
         20.3     The Purchaser's Breach.................................................................. 48
         20.4     Casualty................................................................................ 48
         20.5     By the Purchaser or the Seller.......................................................... 48

21.      Notices.......................................................................................... 49

22.      Risk of Loss..................................................................................... 50

23.      Severability..................................................................................... 50

24.      Governing Law.................................................................................... 50

25.      Third Party Beneficiary; No Benefit to Others.................................................... 50

26.      Section Headings................................................................................. 50

27.      Schedules and Exhibits........................................................................... 50

28.      Counterparts..................................................................................... 50

29.      Time for Performance............................................................................. 50

30.      Survival......................................................................................... 50

31.      Waiver of Jury Trial............................................................................. 51

32.      Service of Process............................................................................... 51

33.      Construction..................................................................................... 51


EXHIBITS
Exhibit I-A         Form of Bill of Sale
Exhibit I-B         Form of Assignment and Assumption Agreement
Exhibit II          Form of the Seller's Counsel Opinion
Exhibit III         Lease Premises
Exhibit IV          Material Terms of Transition Services Agreement

SCHEDULES
Schedule 5.1        Assumed Contracts
Schedule 8.4        Approvals
Schedule 8.5        Pending Actions
Schedule 8.6        Leases
Schedule 8.7        Real Property
Schedule 8.8        Financial Schedules
Schedule 8.10       Litigation
Schedule 8.13       Contracts
Schedule 8.14       Commercial Contracts
Schedule 8.15       Medical Management
Schedule 8.16       Commercial Members
Schedule 8.17       Pending Treatment Requests
Schedule 8.19       Insurance
Schedule 8.20       Compliance With Laws
Schedule 11.19      List of Due Diligence Materials Previously Delivered

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement"), made as of the 20th day of May, 1999, by and between WellCare of New York, Inc., a New York corporation (the "Seller"), and Group Health Incorporated, a New York not-for-profit corporation ("GHI").

                              W I T N E S S E T H:

     WHEREAS, the Seller is a health maintenance organization currently licensed and operating in the State of New York;

     WHEREAS, the Seller is a party to Commercial Contracts (as such term is defined in Section 1 hereof) pursuant to which the Seller receives capitation and/or premium payments on a prepaid basis in exchange for arranging for the provision of comprehensive healthcare services to enrollees of commercial health benefit plans;

     WHEREAS, simultaneously with the consummation of the transactions contemplated hereby, the Purchaser (as such term is defined in Section 1 hereof) will acquire a New York State health maintenance organization license, and will be eligible to accept an assignment of the Commercial Contracts;

     WHEREAS, upon the terms and conditions set forth herein: (i) the Seller desires to assign and convey to Purchaser the Commercial Contracts and certain related business assets and goodwill (which assets do not constitute substantially all of the assets of the Seller), and the Purchaser desires to accept such assignment and conveyance; and (ii) as of the Effective Time (as such term is defined in Section 1 hereof), the Seller desires to transfer its Commercial Members (as such term is defined in Section 1 hereof) to Purchaser; and

     WHEREAS, in order to induce the Purchaser to enter into this Agreement, the
Seller  wishes  to  provide  the  representations,   warranties,  covenants  and
indemnities set forth herein.

     NOW, THEREFORE, in consideration of the premises, and of the mutual promises and covenants herein contained, the sufficiency of which are hereby acknowledged, and wishing to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Definitions.

          1.1 Defined Terms. The following terms shall have the indicated meanings:

          "Acquired Business" shall mean the Seller's business consisting of collecting premium revenue and arranging for the provision of comprehensive health care services to Commercial Members pursuant to the Commercial Contracts, together with all assets of the Seller used or useful in such business (other than the Excluded Assets).

          "Affiliate" when used with respect to any Person shall mean any Person controlling, controlled by or under common control with such Person.

          "Agreement" shall mean this Asset Purchase Agreement and all of its Exhibits and Schedules.

          "Assets" shall mean all those certain assets (other than the Excluded Assets) of the Seller described in Section 2.

          "Assignment  and  Assumption   Agreement"   shall  mean  that  certain
assignment and assumption agreement between the Purchaser and the Seller dated as of the Closing Date, in the form of Exhibit I-B annexed hereto.

          "Assumed  Liabilities" shall have the meaning ascribed to such term in
Section 5.

          "Benefit Plan" means each funded or unfunded, written or oral, employee benefit plan, contract, agreement, incentive, salary, wage or other compensation plan or arrangement, including, but not limited to, each pension and profit sharing plan, savings plan, bonus, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefit, union contract, employment contract, consulting agreement, retiree health or life benefit, severance or termination pay and each other employee benefit program, plan, policy or arrangement, maintained, contributed to, or required to be contributed to by the Seller for the benefit of employees, former employees, directors, agents or consultants of the Seller, or for which the Seller may be responsible or with respect to which the Seller may have any liability, whether or not subject to ERISA and whether legally binding or not. For purposes of this definition, any reference to the term the "Seller" shall be deemed to refer also to any entity which is under common control or affiliated with the Seller within the meaning of Section 4001 of ERISA, and the rules and regulations promulgated thereunder and/or Sections 414(b), (c), (m) or (o) of the Code, and the rules and regulations promulgated thereunder.

          "Bill of Sale" shall mean the Bill of Sale dated as of the Closing Date executed by the Seller in the form of Exhibit I-A annexed hereto.

          "Claims Fund" shall mean a segregated account to be established by the Seller and overseen by the DOI, the balance of which shall be not less than $10 million (or such amount as may be approved by DOI) as of the Closing, consisting of, among other funds, the entirety of the proceeds of the Purchase Price to be paid by the Purchaser at Closing pursuant to Section 4 hereof and not less than $2.5 million of the proceeds of the Patel Transaction, and disbursements from which shall be made solely for the purpose of satisfying the Seller's obligations under the Claims Releases.

          "Claims Release" shall have the meaning ascribed thereto in Section 10.3(b).

          "Closing" shall mean the closing of the transactions contemplated hereby.

          "Closing Date" shall have the meaning ascribed thereto in Section 6.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commercial Contract" shall mean any group or individual health benefits contract (including any endorsements, riders or other supplements thereto or applications therefor) pursuant to which Seller receives prepaid premium payments in exchange for arranging for the provision of comprehensive healthcare services, except for any such contract providing benefits under the Medicare, Medicaid or Child Health Plus programs. Commercial Contracts shall include contracts that have lapsed but are within the reinstatement period specified therein, subject to reinstatement in accordance with the terms of such contracts.

          "Commercial Member" or "Commercial Members" shall mean each and all individuals enrolled in a health plan of the Seller in respect of whom premium revenue is payable under a Commercial Contract as of the Effective Time.

          "Conveyance Documents" shall mean the Bill of Sale, the Assignment and Assumption Agreement, and such other instruments of assignment and conveyance of the Assets as Purchaser deems necessary to effect such assignment and conveyance, each in form and substance satisfactory to the Purchaser and its counsel.

          "DOH" shall mean the New York State Department of Health.

          "DOI" shall mean the New York State Department of Insurance.

          "Effective Time" shall mean 12:00 midnight on the Closing Date.

          "Environmental Laws" shall mean all local, state, federal, foreign, civil and criminal, common law, statutes, ordinances, codes, orders, decrees, laws, permits, rules, guidelines, or regulations of any governmental authority pertaining to or imposing liability or standards of conduct concerning environmental regulation, Hazardous Materials (as hereinafter defined), health and safety, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Federal Water Pollution Control Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, and all the state analogues thereto, including in all cases all regulations adopted in respect of the foregoing whether presently in force or coming into being and/or effectiveness hereafter.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" shall mean Kalkines, Arky, Zall & Bernstein LLP, special counsel to the Purchaser.

          "Escrow Agreement" shall mean an escrow agreement among the Seller, the Purchaser and the Escrow Agent, pursuant to which the Escrow Agent shall hold and release the monies described in Section 4 hereof for the purposes specified therein, and containing other customary terms and conditions.

          "Excluded  Assets" shall have the meaning  ascribed thereto in Section
3.

          "Financial  Schedules" shall have the meaning ascribed to such term in
Section 8.8(c) hereof.

          "GAAP"   shall   mean   generally   accepted   accounting   principles
consistently applied.

          "GHMO" shall mean a New York corporation that is a direct or indirect wholly-owned subsidiary of GHI to which a New York State health maintenance organization license will be issued in connection with the consummation of the transactions contemplated hereby.

          "Governmental Entities" shall mean any governmental or regulatory authority, entity, department, commission, board, agency or instrumentality, whether domestic or foreign.

          "Guaranty" shall mean a guaranty agreement pursuant to which WMG unconditionally guarantees the full and timely payment and performance of all of the obligations and liabilities of each of the Related Parties under the Transaction Documents.

          "Hazardous Material" or "Hazardous Materials" shall mean any hazardous or toxic material, substance, or product or any pollutant or contaminant, whether or not defined as such under Environmental Law, and shall include without limitation, asbestos containing material; petroleum product, derivative, compound or mixture; polychlorinated biphenyls; radioactive material; lead-containing products; and any other substance which is prohibited by applicable law, which may require removal, remediation, and/or encapsulation by applicable law, or which may require a permit or special handling in its use, collection, storage, treatment or disposal.

          "Indemnified   Party"  shall  mean  any  Person  having  a  claim  for
indemnification from an Indemnitor under Section 14.

          "Indemnitor" shall mean any Person against whom an Indemnified Party may make an indemnification claim under Section 14.

          "IRS" shall mean the Internal Revenue Service.

          "Laws" shall mean any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree.

          "Leases" shall mean lease agreements between the Purchaser and the landlord for each of the premises described in Exhibit III attached hereto, providing for the lease of each of such premises for a term of 12 months following the Closing, at a fair market rate of rent.

          "Material Adverse Effect" shall mean an effect that is material and adverse to the business, financial condition or operations of the Purchaser or the Seller, as applicable, after the Effective Time.

          "1997  Financial   Statements"   shall  mean  the  audited   financial
statements of the Seller for the period ending December 31, 1997, in the form delivered to the Purchaser prior to the date hereof.

          "1998  Financial   Statements"  shall  mean  the  unaudited  financial
statements of the Seller for the period ending December 31, 1998, in the form delivered to the Purchaser prior to the date hereof.

          "1999 Interim Financial Statements" shall mean the unaudited financial statements of the Seller as of and for the two-month period ending February 28, 1999.

          "Patel" shall mean Kiran C. Patel, M.D.

          "Patel  Documents"  shall have the  meaning  given  thereto in Section
8.27.

          "Patel Transaction" shall mean the transactions pursuant to which Patel and/or one or more of his Affiliates shall, among other things, make a $5 million equity investment in WMG and provide management services to Seller and WellCare of Connecticut, Inc., all as contemplated by that certain letter agreement, dated April 21, 1999, between Patel and WMG, as the same may be more fully specified in the Patel Documents.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Permits" shall mean franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders.

          "Person" shall mean a natural person or a corporation, partnership, limited liability company, trust, association or other entity, as the context requires or admits.

          "Primergy IPAs" shall mean Orange-Sullivan Health Care Alliance IPA, Inc., Columbia-Greene Health Care Alliance IPA, Inc., Ulster Health Care Alliance IPA, Inc. and Dutchess Health Care Alliance IPA, Inc.

          "Provider Contracts" shall mean agreements between the Seller and Providers pursuant to which Providers agree to render health care services to Commercial Members.

          "Provider Contract Assignment" shall mean, with respect to a Provider Contract, an assignment to the Purchaser, in form and substance satisfactory to the Purchaser, duly executed by the Provider that is a party thereto and stated to be effective as of the Effective Time, of the portion of such Provider Contract that is applicable to the delivery of services to the Commercial Members.

          "Providers" shall mean those individuals or entities rendering or arranging for health care services to Commercial Members pursuant to a Provider Contract, including but not limited to, inpatient facilities, primary and specialty care physicians, ambulatory care clinics, clinical laboratory facilities, providers of ancillary services, independent practice associations and pharmacy benefits managers.

          "Purchaser" shall mean GHI until such time as GHI assigns its rights and interests hereunder to GHMO pursuant to Section 18, after which time "Purchaser" shall be deemed to refer exclusively to GHMO.

          "Real  Property"  shall  have the  meaning  ascribed  to such  term in
Section 8.6.

          "Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Related  Parties"  shall  mean,  with  respect  to the  Seller,  WMG,
WellCare   Development,   Inc.,   WellCare  of   Connecticut,   Inc.,   WellCare
Administration, Inc. and WellCare Medical Management, Inc.

          "Related Party Non-Competition Agreement" shall mean an agreement to be executed at the Closing by each of the Seller's Related Parties pursuant to which such Related Parties agree to be bound by and observe the covenants contained in Section 13.6 hereof.

          "Reportable  Event"  shall  mean any  reportable  event as  defined in
Section 4043(b) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

          "Retained Liabilities" shall have the meaning ascribed to such term in
Section 5.2.

          "Schedules" shall mean the schedules that are attached to this Agreement.

          "Seller" shall mean WellCare of New York, Inc., a New York corporation licensed as a health maintenance organization.

          "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, transfer gains, registration, value added, alternative or add-on minimum, privilege, ad valorem, estimated, or other tax of any kind whatsoever, including any interest, penalties or additions to tax attributable to any of the foregoing, whether disputed or not.

          "Taxpayer" shall mean the Seller and any predecessor of the Seller.

          "Tax Return" shall mean all federal, state, local and foreign tax and information returns, declarations, elections, statements, estimates and reports or schedules attached to any returns (or any combination or amendment of the foregoing) required to be supplied by a Person to any Governmental Entity in connection with Taxes and shall include a claim for refund of Taxes.

          "Transaction Documents" shall mean this Agreement, the Related Party Non- Competition Agreement, the Lease, the Guaranty, the Transition Services Agreement, and the Conveyance Documents.

          "Transition Services Agreement" shall mean an agreement, to be executed by the Seller and the Purchaser at the Closing, pursuant to which the Purchaser agrees to provide to the Seller, following the Closing, certain services or access to certain of the Assets in accordance with the material terms of such arrangement set forth on Exhibit IV attached hereto.

          "WellCare Providers" shall mean those individuals or entities rendering or arranging for health care services to enrollees of any of WellCare's commercial, Medicaid, Medicare or Child Health Plus health benefit plans.

          "WellCare Service Area" means each of the counties within New York State in which the Seller is currently authorized to operate as a health maintenance organization, namely: Warren, Washington, Saratoga, Rennsalaer, Albany, Schenectady, Fulton, Montgomery, Schoharie, Otsego, Broome, Delaware, Greene, Columbia, Ulster, Dutchess, Sullivan, Orange, Putnam, Westchester, Bronx, Queens, New York, Kings and Rockland.

          "WMG"  shall  mean  WellCare   Management  Group,   Inc.,  the  parent
corporation of Seller.

     2. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date and effective as of the Effective Time: (i) the Seller shall transfer, sell, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Assets, other than the Excluded Assets. To evidence such transfer, sale, conveyance and assignment, at the Closing, the Seller shall execute and deliver to the Purchaser, the Conveyance Documents, all in such form as shall be reasonably acceptable to the Purchaser and its counsel. The "Assets" shall mean and include all of the assets of the Seller that are used or useful in connection with the Acquired Business (whether or not the same may be used or useful in connection with any of the Seller's other lines of business) and that are not specifically described as Excluded Assets in Section 3 and shall in any event include:

          2.1 Commercial Contracts. All of the Seller's right, title and interest in and to the Commercial Contracts accruing after the Effective Time.

          2.2 Provider Contracts. All of the Seller's right, title and interest in and to the Provider Contracts accruing after the Effective Time, to the extent the same relate to the delivery of services to the Commercial Members.

          2.3 Contracts, Leases, Licenses, Permits, etc. All of the Seller's right, title and interest in and to all contracts or agreements (whether written or oral), leases, non-governmental licenses and permits and other documents and agreements related to the Acquired Business that do not expressly constitute a part of the Excluded Assets, other than those (x) described in Sections 2.1 or
2.2 above or (y) which the Purchaser has, by notice given to the Seller at least five business days prior to the Closing Date, declined to accept as part of the Assets.

          2.4 Medical Management Materials. All of the Seller's written policies, procedures and manuals used or useful in the Acquired Business, including, but not limited to, medical management materials, materials related to utilization review and quality assurance activities and provider manuals; it being understood and agreed that the Seller and the Purchaser shall each have full right to use and exploit such materials in connection with their respective product lines from and after the Closing.

          2.5 Intangible Assets. All of the Seller's rights in and to the Acquired Business, including the going concern value of the Acquired Business and the goodwill associated therewith, all of the Seller's accounts receivable and rights to receive payment in respect of services rendered after the Effective Time, and all other intangible assets of the Seller that do not expressly constitute a part of the Excluded Assets.

          2.6 Computer Systems and Software. All of the Seller's right, title and interest in and to and rights of access to all clinical, diagnostic and data analysis, storage and retrieval computer systems used or useful in the Acquired Business, and all billing, bookkeeping and accounting computer systems used or useful in the Acquired Business, including in each case all associated software and operating systems.

          2.7 Inventory and Supplies. All of the Seller's inventory and other supplies (both on hand and on order) used or useful in the Acquired Business, as it exists on the Closing Date, including, but not limited to, inventories of provider directories, provider and member manuals, member identification cards, marketing materials and other collateral materials, together with all rights of the Seller against suppliers of the same.

          2.8 Books and Records. All documents, records, operating and protocol manuals and files, including, without limitation, lists of all the names, addresses, identification numbers and medical and claims history (to the maximum extent permissible under applicable law) of Commercial Members, minutes of medical management committee meetings, credentialing files, and service logs.

          2.9 Insurance Proceeds. All insurance proceeds of the Seller received after the Effective Time arising in connection with damage to the Assets, any Retained Liability that is asserted against the Purchaser or in respect of any liability of the Seller that constitutes an Assumed Liability.

          2.10 Other Assets. All other intangible and tangible assets of the Seller associated with or used in the operation of the Acquired Business and that do not expressly constitute a part of the Excluded Assets, including, without limitation: all computer software and electronic data, in whatever form contained; technical data, codes and information necessary for Purchaser to access data, books and records of Seller conveyed hereunder; all mailing lists; all sales records; all materials, records, files and other data relating to advertising; all research, statistical, production, marketing and promotional materials, records, files and other data; all administration and business development materials, records, files and other data; all regulatory compliance files, correspondence, materials and other data; all business post office boxes and business telephone listings; all research and development results and other know-how; all warranties, guaranties, contract rights and miscellaneous rights; and all other materials, records, files and data of the Seller, in each case excluding the Excluded Assets.

     3. Excluded Assets. Notwithstanding any other provision of this Agreement, the Seller shall not sell, assign or transfer to the Purchaser and the Purchaser shall not purchase from the Seller the following assets of the Seller (collectively, the "Excluded Assets"):

          3.1 Corporate Books and Certain Other Records. The corporate minute books of the Seller and any records that by law the Seller is required to retain in its possession.

          3.2 Financial Assets. Subject to Section 5.3, cash, cash equivalents and negotiable securities held by the Seller.

          3.3 Accounts Receivable. The Seller's notes and accounts receivable arising from the operation of the Acquired Business prior to the Effective Time, whether billed or unbilled, recorded or unrecorded, or assigned for collection.

          3.4 Real Estate. Seller's interests, if any, in real property or any leases thereof, other than the real property which is the subject of the Leases.

          3.5 Certain Contractual  Rights.  Seller's rights and interests in and to all contracts, agreements, leases, licenses and other documents and instruments the obligations and liabilities in respect of which the Purchaser does not assume pursuant to Section 5 hereof.

          3.6 Interests in Subsidiaries. Any interest held by the Seller in any of its subsidiaries.

          3.7 Insurance Claims. Seller's claims against insurers or carriers in respect of stop loss, coordination of benefits or other similar claims to the extent the same arise for periods prior to the Effective Time but excluding claims in respect of Retained Liabilities that are asserted against the Purchaser.

          3.8 Claims Against Providers. Seller's claims against Providers under the Provider Contracts that arise in respect of periods ending on or prior to the Effective Time.

          3.9 Name. Seller's corporate name.

          3.10 Tax Refunds. Any tax refund of the Seller of any type or description.

          3.11 Pre-Effective Time Rights, Claims, and Obligations. All rights, claims and obligations of the Seller relating to the Assets or the Acquired Business that have accrued prior to the Effective Time and are not expressly included in the Assets.

     4. Consideration. As consideration for the Assets to be transferred to the Purchaser hereunder, the Purchaser shall pay to the Seller a purchase price of five million dollars ($5,000,000), subject to adjustment as provided herein (as the same may be adjusted, the "Purchase Price"), and shall at Closing assume the Assumed Liabilities described in Section 5. The Seller and the Purchaser agree that the Purchase Price shall be disbursed as follows: (i) at the Closing, the sum of four million dollars ($4,000,000) shall be remitted by the Purchaser directly to the Claims Fund, by bank check, certified check or wire transfer, as the Purchaser may elect, in accordance with payment instructions for each of such methods to be furnished to the Purchaser prior to the Closing; and (ii) the sum of one million dollars ($1,000,000) (the "Escrow Deposit") shall be remitted by the Purchaser directly to the Escrow Agent, to be held and released by the Escrow Agent in accordance with the terms of the Escrow Agreement.

          4.1 Post-Closing Purchase Price Adjustment.

               (a) In the event that the number of Acquired Members is less than 25,000, the Purchase Price shall be decreased by the product of (x) $100 and (y) the amount by which 25,000 exceeds the number of Acquired Members. The term "Acquired Members" shall mean, for purposes of subsection (b) below, those Commercial Members in respect of whom the premium payable for the month in which the Closing occurs is received in full by the Purchaser by no later than the last day of such month (the "First Measurement Date"), and for purposes of subsection (c) below, those Commercial Members in respect of whom the premium payable for the month in which the Closing occurs is received in full by the Purchaser by no later than the last day of the second calendar month following the month in which the Closing occurs (the "Second Measurement Date").

               (b) Within five days after the First Measurement Date, the Purchaser shall deliver to the Seller a statement as to the Purchaser's determination of the number of Acquired Members as of the First Measurement Date (the "First Adjustment Statement"), together with reasonable supporting documentation therefor. The First Adjustment Statement shall become final and binding on the 10th day following the First Measurement Date, unless the Seller shall furnish to the Purchaser on or prior to such date written notice of the Seller's desire to dispute the First Adjustment Statement. In such event, the following right of audit shall apply (the "Audit Right"): the Seller shall have the right to cause a firm of certified public accountants, mutually acceptable to the Purchaser and the Seller, to conduct an audit of the books and records of the Purchaser, but only as such books and records relate to the determination of the number of Acquired Members; such audit shall be done during the normal business hours of the Purchaser and shall be conducted in a reasonable manner consistent with general auditing practices; the results of such audit shall be final and binding on the parties, absent manifest error; and the cost of such audit shall be borne by the Seller, provided, however, that if it shall be determined that the actual number of Acquired Members exceeds the number of Acquired Members set forth in the First Adjustment Statement by 10% or more, the Purchaser shall pay the cost of such audit. If, following the finalization of the First Adjustment Statement, the number of Acquired Members as of the First Measurement Date shall result in a downward adjustment to the Purchase Price, the amount thereof (the "Downward Adjustment") shall be paid to the Purchaser as follows: (i) the Downward Adjustment shall be released to the Purchaser by the Escrow Agent from the Escrow Deposit; and (ii) to the extent that the Downward Adjustment shall be greater than the Escrow Deposit, the excess shall be paid to the Purchaser by the Seller within 15 days following the finalization of the First Adjustment Statement. If and to the extent that all or any portion of the Escrow Deposit is not needed to be applied towards payment of a Downward Adjustment, the amount thereof shall be released to the Seller by the Escrow Agent within two business days following the finalization of the First Adjustment Statement.

               (c) Within 15 days after the Second Measurement Date, the Purchaser shall deliver to the Seller a statement as to the Purchaser's determination of the number of Acquired Members as of the Second Measurement Date (the "Second Adjustment Statement"), together with reasonable supporting documentation therefor. The Second Adjustment Statement shall become final and binding on the 30th day following the Second Measurement Date, unless the Seller shall furnish to the Purchaser on or prior to such date written notice of the Seller's desire to dispute the Second Adjustment Statement. In such event, the Audit Right shall apply. If, following the finalization of the Second Adjustment Statement, the number of Acquired Members as of the Second Measurement Date shall exceed the number of Acquired Members as of the First Measurement Date (such excess, the "Recount Number"), the Purchaser shall pay to the Seller within two business days following the finalization of the Second Adjustment Statement an amount equal to the product of (x) $100 and (y) the Recount Number.

          4.2 Allocation of Consideration. The consideration payable by the Purchaser to the Seller pursuant to Section 4 hereof shall be reasonably allocated by the Purchaser to the Assets according to the respective fair market value of each, as determined by the Purchaser on a preliminary basis prior to Closing (which preliminary allocation shall be subject to change by the Purchaser at any time on two days' prior notice until Closing Date) and otherwise in accordance with the residual method described in Regulations promulgated under Section 338(b)(5) of the Code (the "residual method"). Upon the Purchaser's determination of the fair market value of each category of the Assets and the allocation of consideration among such Assets in accordance with the residual method, the Purchaser shall give notice to the Seller of such determination. The Purchaser and the Seller each agree to report the transactions contemplated hereby for federal income tax purposes in a manner consistent with such allocation for federal, state and local tax purposes and to comply with all notice, filing and reporting obligations described in Code
Section 1060.

          4.3 Assignment and Assumption Agreement. As further consideration for the conveyance of the Assets, the Purchaser shall deliver to the Seller at the Closing the Assignment and Assumption Agreement to evidence the assumption of the obligations and liabilities to be assumed by the Purchaser pursuant to
Section 5 below.

     5. Assumption and Retention of Liabilities. Subject to the Closing and effective as of the Effective Time, the Purchaser shall assume and discharge only the obligations and liabilities of the Seller expressly described in
Section 5.1 (such obligations and liabilities are collectively referred to hereinafter as the "Assumed Liabilities").

          5.1 Obligations Under Certain Agreements. The Purchaser shall assume the obligations of the Seller accruing after the Effective Time under (x) each Commercial Contract, (y) each Provider Contract, and (z) under each other contract listed or described on Schedule 5.1; in each case to the extent that
(i) the Seller has provided to the Purchaser a true, correct and complete copy of such contract (if such contract is in writing) or a description of the obligations of the Seller under such agreement that is true, correct and complete (if such agreement is not in writing), and the obligations under each agreement to which the Seller is a party and that is not by the terms of any such contract required to be described therein and (ii) the liabilities in respect of such agreements were reserved for or reflected on the 1998 Financial Statements and the 1999 Interim Financial Statements (unless the applicable accounting standard did not require such liabilities to be reserved for or otherwise reflected); provided that, except as set forth in Section 7, the Purchaser shall not be deemed to have assumed the obligations of the Seller accruing after the Effective Time under any agreement, contract, or instrument that is not validly assigned to the Purchaser (including because the consent of any third party is required as a condition precedent to such assignment and has not been obtained as of the Effective Time) unless and until such assignment is validly consummated pursuant to Section 7.

          5.2 Retained Liabilities. Except as expressly provided in Section 5.1, the Purchaser shall not assume, and the Seller shall retain, discharge and pay, and hold the Purchaser harmless from and against, as contemplated by Section 14 hereof, any and all liabilities of the Seller, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, disclosed or undisclosed, of any kind or nature whatsoever. The liabilities to be retained by the Seller as contemplated by this Section 5.2 are hereinafter referred to as the "Retained Liabilities." The Retained Liabilities shall include, without limitation, the following:

               (a) liabilities and obligations of the Seller accruing prior to the Effective Time under each Commercial Contract and each other contract listed on Schedule 5.1;

               (b) indebtedness and other obligations or guarantees of the Seller, including, without limitation, the accounts payable and other current liabilities of the Seller excepting solely the contractual obligations of the Seller accruing after the Effective Time and included in the Assumed Liabilities;

               (c) federal, state, or local tax liabilities or obligations of the Seller for Taxes, including, without limitation, Taxes arising in connection with the consummation of the transactions contemplated hereby;

               (d) liabilities for any and all claims by or on the behalf of the Seller's shareholders, officers, directors, employees or contractors, including, without limitation, liability arising under any Benefit Plan including, but not limited to, any pension, profit sharing, deferred compensation, severance or termination pay or any employee health and welfare benefit plans, liability for any EEOC claim, OSHA claim, employment discrimination claim (whether based on sex, age, race, or otherwise), wage and hour claim, unemployment compensation claim, worker's compensation claim and the like, and liability for all employee wages and benefits, and taxes or other liability related thereto;

               (e) any liability or obligation of the Seller or the Seller's shareholders, members, directors, officers, employees, agents, or independent contractors, with respect to Hazardous Materials or Environmental Laws, whether known or unknown at the Effective Time;

               (f) liabilities or obligations arising out of any breach by the Seller at any time prior to the Effective Time of any contract or commitment, whether or not assumed by the Purchaser;

               (g) any liability arising out of or in connection with claims for acts or omissions of the Seller or the Seller's shareholders, members, directors, officers, employees, agents, or independent contractors, which allegedly occurred prior to the Effective Time, including, without limitation, all malpractice, professional liability and general liability claims, and claims of and liabilities to the Commercial Members against the Seller, whether or not same are pending, threatened, known or unknown;

               (h) liabilities or obligations in respect of contracts or agreements of the Seller which are not described on Schedule 5.1 and expressly assumed in writing by the Purchaser;

               (i) subject to Section 5.3, any and all debts, liabilities and obligations of the Seller to Providers (or to health care providers not under contract to Seller) for services rendered to Commercial Members prior to the Effective Time or in respect of periods ending on or prior to the Effective Time;

               (j) liabilities or obligations arising out of any penalties, fines, assessments or claims, imposed by any Governmental Entity relating to any failure or alleged failure of the Seller to comply with any applicable Laws; and

               (k) any debt, obligation, expense, or liability of the Seller (including Taxes of the Seller and the shareholders) arising out of or incurred in respect of any transaction of the Seller occurring after the Effective Time including any violation by the Seller of any law, regulation, or ordinance at any time.

          5.3 Certain Financial Arrangements.

               (a) The parties acknowledge and agree that the Seller shall be entitled to all revenue attributable to the Acquired Business for periods ending on or prior to the Effective Time and that the Purchaser shall be entitled to all revenue attributable to the Acquired Business for periods from and after the Effective Time. Accordingly, (i) to the extent that following the Closing the Purchaser receives any revenue to which the Seller is entitled hereunder, it shall promptly remit the same to the Seller and (ii) to the extent that the Seller shall have received prior to the Closing or receives following the Closing any revenue to which the Purchaser is entitled hereunder, it shall remit the same to the Purchaser at the Closing or promptly upon receipt thereof, as applicable.

               (b) In the event any Commercial Member is in the course of an inpatient hospital stay at the Effective Time, the Seller shall pay and be responsible for the total cost of such inpatient stay multiplied by a fraction, the numerator of which is the number of inpatient days prior to the Effective Time and the denominator of which is the total number of days of the inpatient stay. The Purchaser shall pay and be responsible for the total cost of such inpatient stay multiplied by a fraction, the numerator of which is the number of inpatient days subsequent to the Effective Time and the denominator of which is the total number of days of the inpatient stay.

               (c) In the event any Commercial Member is in the course of prenatal care at the Effective Time, the parties shall allocate the global cost for the pre-natal treatment, post-natal treatment and delivery associated with the pregnancy among the following treatment phases: first trimester, second trimester, third trimester, delivery and post-natal care. The portion of the total cost allocated to each of these treatment phases shall conform to customary industry standards. The Seller shall pay and be responsible for the cost of those treatment phases occurring prior to the Effective Time and the Purchaser shall pay and be responsible for the cost of those treatment phases occurring subsequent to the Effective Time. To the extent the Effective Time falls within a treatment phase with respect to any pregnancy, the Seller shall pay and be responsible for the percentage of the cost of such treatment phase equal to the percentage of calendar days of such treatment phase prior to the Effective Time, and the Purchaser shall pay and be responsible for the percentage of the cost of such treatment phase equal to the percentage of calendar days of such treatment phase subsequent to the Effective Time.

               (d) In the event any Commercial Member is in the course of treatment at the Effective Time not subject to either Section 5.3(b) or 5.3(c), and the Seller has agreed to pay the Provider providing such treatment an indivisible fee that covers the entire course of treatment, the Seller shall pay and be responsible for the portion of the treatment provided prior to the Effective Time and the Purchaser shall pay and be responsible for the portion of the treatment provided subsequent to the Effective Time. The parties shall work cooperatively to develop, prior to the Closing, a system for apportioning the costs associated with such courses of treatment in accordance with this Section 5.3(d).

               (e) The Purchaser and the Seller acknowledge and agree that except for the Assumed Liabilities and those items to be prorated at Closing pursuant to this Section, the Seller will retain and pay in a timely manner all bills, obligations, indebtedness, and other liabilities due, accrued, incurred, or arising in connection with the ownership of the Assets or the operation and/or maintenance of the Assets for all periods ending on and prior to the Closing Date. After the Closing Date (i) invoices that are received by the Purchaser that are the responsibility of the Seller hereunder will be accumulated and delivered to the Seller on a weekly basis for payment, and (ii) invoices that are received by the Seller that are the responsibility of the Purchaser hereunder will be accumulated and delivered to the Purchaser on a weekly basis for payment.

               (f) The parties agree that all payments for utility services, contract services, accrued rent, accrued vacation pay and sick leave, ad valorem and personal property taxes relating to the Assets shall be prorated between the Seller and the Purchaser as of the Effective Time.

               (g) The Seller and the Purchaser shall cooperate with one another in good faith and with all deliberate speed in determining and making payment of any post-closing adjustments or reconciliations that may be necessary in order to fully and properly effectuate the provisions of this Section 5.3.

     6. Closing. Subject to the satisfaction or waiver of the conditions set forth in Sections 11 and 12 of this Agreement, the Closing shall take place at 10:00 a.m. at the offices of the Purchaser, on June 1, 1999 or such other date as may be mutually agreed upon by the parties (the "Closing Date"). All of the transactions contemplated hereby shall be effective as of the Effective Time.

     7. Non-Assignable Contracts. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign any contract the assignment of which is not permitted under applicable law or pursuant to its terms or is not permitted without the consent of any other party to the contract if such assignment would constitute a breach of, or cause a loss of contractual benefits under, any of the contracts. The Seller shall use its best efforts to obtain any and all such consents required by the terms of such contracts prior to the Closing Date and, if any such consents have not been so obtained, the Seller shall cause the benefits of any such contract that is included in the Assets to be afforded to the Purchaser for any period prior to the obtaining of such consent. Nothing in this Section 7 shall diminish or affect any representation or warranty of the Seller in Section 8 hereof.

     8. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement (or, in the case of any representation or warranty expressly made as of another date, as of such other date) as follows:

          8.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Seller has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is currently being conducted, to own, lease and operate the Acquired Business and Assets and to enter into and perform this Agreement and consummate the transactions contemplated hereby. The Seller is duly qualified to do business and is in good standing as a corporation under the laws of all jurisdictions wherein the conduct of its business or the ownership, leasing or operation of its properties and assets requires such qualification, and where the failure of the Seller to obtain such qualification would have a Material Adverse Effect.

          8.2 Certificate of Incorporation and By-Laws. The Seller has heretofore furnished to the Purchaser complete and correct copies of the Certificate of Incorporation and the By-Laws, in each case as amended or restated, of the Seller. The Seller is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

          8.3 Authority. The Seller has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by the Seller. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its respective terms, except as such enforceability may be qualified by equitable principles and pursuant to laws enacted for the protection of creditors.

          8.4 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, in each case as amended or restated, of the Seller, (ii) assuming that all necessary consents of Governmental Entities described in Section 11.7(b) will have been obtained as of the Closing, conflict with or violate any Laws in effect as of the date of this Agreement and applicable to the Seller or by which its properties are bound, or (iii) assuming that all necessary consents of third parties described in Sections 11.8 or 11.9, as applicable, will have been obtained as of the Closing, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller is a party or by which the Seller or any of its properties is bound.

               (b) Assuming that all necessary consents of Governmental Entities described in Section 11.7(b) will have been obtained as of the Closing, the execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not require the Seller to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities based on laws, rules, regulations and other requirements of Governmental Entities in effect as of the date of this Agreement, except for any required filings or approvals set forth on Schedule 8.4.

          8.5 Permits; Compliance. As of the date of this Agreement, the Seller is in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and there is no action, proceeding or investigation pending or, to the best knowledge of the Seller, threatened that could result in suspension or cancellation of any of the Permits except as specified in Schedule 8.5. As of the date of this Agreement, except as specified in Schedule 8.5 the Seller is not in conflict with, or in default or violation of (i) any Law applicable to the Seller or by which any of its respective properties is bound or subject to or (ii) any of the Permits. During the period commencing on January 1, 1996 and ending on the date hereof, the Seller has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of material Laws, including, without limitation, any notices issued by DOH, DOI, the New York State Attorney General, the United States Department of Health and Human Services (or its Office of the Inspector General) or quasi-governmental agencies, other than those notices listed on Schedule 8.5, true, correct and complete copies of which have heretofore been furnished to the Purchaser.

          8.6 Real Property; Other Assets.

               (a) Seller owns no real property. Schedule 8.6 contains a true, correct and complete list and description of all of the Seller's leasehold interests in any real property (the "Real Property").

               (b) The Real Property and the use thereof, as currently used by the Seller, does not violate any applicable zoning, subdivision, land use and building laws, codes and requirements except noncompliances that do not (i) interfere with the continued use of the Real Property in the conduct of the normal operation of the Acquired Business or (ii) materially and adversely affect the operations and/or business of the Seller taken as a whole.

          8.7 Environmental Matters. The Seller represents and warrants that, to the best of its knowledge, (i) no Hazardous Material has been used, manufactured, handled, stored, treated or processed on or in, or generated from, at any Real Property except in strict compliance with Environmental Law, (ii) except in strict compliance with Environmental Laws, no Hazardous Material has been spilled, released, discharged, disposed, transported, placed or otherwise caused to be found in, on, onto, over, under or from any portion of the Real Property, (iii) no Hazardous Material has been used in the construction, alteration, repair or replacement of all or any portion of the Real Property or the Assets, and (iv) neither the Real Property nor the Assets are in violation of any Environmental Law. To the best of the Seller's knowledge, all such arrangements, if any, comply with current applicable laws, rules and regulations and all such third parties are duly licensed and bonded as required by applicable laws rules and regulations.

          8.8 Financial Statements.

               (a) The Seller has delivered to the Purchaser true, correct and complete copies of the (i) 1997 Financial Statements together with the report thereon of the Seller's independent certified public accountants, (ii) the 1998 Financial Statements and (iii) the 1999 Interim Financial Statements. Each of such financial statements (including, in each case, any related notes thereto)
(i) has been prepared from the books and records of the Seller in accordance with GAAP, and (ii) fairly presents the financial position of the Seller as of the respective dates thereof and the results of operations and cash flows for the periods indicated (subject in the case of the 1999 Interim Financial Statements to normal and recurring year-end adjustments).

               (b) Except as may be set forth on Schedule 8.8(b) hereto, the Seller knows of no liabilities, nor of any basis for any liabilities, relating to the Acquired Business, either accrued, absolute, contingent or otherwise, except: (i) those reflected on the 1999 Interim Financial Statements in accordance with GAAP, and not paid or discharged prior to the Closing Date, (ii) those incurred, consistently with past business practice, in or as a result of the ordinary course of the Acquired Business since the date of the 1999 Interim Financial Statements, and disclosed or not required to be disclosed pursuant hereto, and (iii) those disclosed in this Agreement or on the Schedules hereto, or for which an exception to inclusion on such Schedules is provided in this Agreement. For purposes of this Section 8.8(b) only, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

               (c) Attached hereto as Schedule 8.8(c) are copies of the following financial schedules prepared by the Seller with respect to the Acquired Business (the "Financial Schedules") for each month since January 1, 1999: (a) the premium revenue of the Acquired Business actually received on a cash basis, by the Seller by region; (b) the medical costs of the Acquired Business actually incurred by the Seller on an accrual basis during such month by region; and (c) a comparison for each such month of the actual experience of the Seller by region in respect of incurred but not reported claims for medical expenses as compared to the reserves established for such month by the Seller (without giving effect to any subsequent adjustment to such reserves). The Financial Schedules have been prepared in accordance with sound accounting practices and the claims liabilities reflected thereon have been prepared in accordance with the Actuarial Standards of Practice.

The books and records included as part of the Assets contain complete and accurate original entries that are consistent with and reflective of the information contained in the Financial Schedules in all material respects. The reserves for claims incurred but not reported and the reserves for claims reported but not paid with respect to the Acquired Business that are reflected in the Financial Schedules make sufficient provision for such liabilities except as specifically noted in the Financial Schedules.

               (d) Schedule 8.8(d) sets forth, for the year ending December 31, 1998 and for the time period up to the date hereof, a schedule reflecting claims for medical expenses in excess of $50,000 in the aggregate for any single Commercial Member for either such period (together with a statement as to whether any reinsurance claim has been made with respect to such expenses).

          8.9 Absence of Certain Changes or Events. Except for the execution of this Agreement and except for the Patel Transaction, during the period commencing January 1, 1999, and ending on the date hereof, the Seller has conducted its business only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any material damage, destruction or loss (not covered by insurance) with respect to any material assets of the Seller that are used or useful in the Acquired Business; or (ii) any change by the Seller of its accounting methods, principles or practices that is relevant to the Acquired Business.

          8.10 Absence of Litigation. As of the date of this Agreement, except as set forth on Schedule 8.10 hereto, (i) there is no claim, action, suit, litigation, proceeding, arbitration or, to the best knowledge of the Seller, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the best knowledge of the Seller, threatened in writing against the Seller or any properties or rights of the Seller, and (ii) neither the Seller nor the Real Property is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the best knowledge of the Seller, continuing investigation by, any Governmental Entity or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders. To the best of the Seller's knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened against any Provider relating to the provision of health care services by such Provider which have been brought or threatened by or on behalf of a Commercial Member which, if adversely determined, would disqualify such Provider from participation in the Seller's provider network under the Seller's current credentialing criteria.

          8.11 Employee Benefit Plans; Labor Matters.

               (a) With respect to each Benefit Plan maintained or contributed to by the Seller, or with respect to which the Seller could incur liability under Section 4069, 4212(c) or 4204 of ERISA, the Seller has made available to the Purchaser a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS, (ii) such Benefit Plan, (iii) each trust agreement relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401(a) of the Code.

               (b) With respect to each Benefit Plan, no event has occurred and, to the best knowledge of the Seller, there exists no condition or set of circumstances, in connection with which the Seller could be subject to any liability under the terms of such Benefit Plan, ERISA, the Code or any other applicable Law.

               (c) The Seller has made available to the Purchaser all collective bargaining or other labor union contracts to which the Seller is a party applicable to persons employed by the Seller and no collective bargaining agreement is being negotiated by the Seller. As of the date of this Agreement, there is no pending or threatened labor dispute, strike or work stoppage against the Seller which may interfere with the business activities of the Seller. As of the date of this Agreement, to the best knowledge of the Seller, neither the Seller nor any of its representatives or employees have committed any unfair labor practices in connection with the operation of the business of the Seller, and there is no pending or threatened charge or complaint against the Seller by the National Labor Relations Board or any comparable state agency.

               (d) The Seller has made available to the Purchaser (i) copies of all employment agreements with employees of the Seller; (ii) copies of all agreements of the Seller with consultants who are individuals obligating the Seller to make annual cash payments in an amount exceeding $100,000; (iii) a schedule listing all employees of the Seller who have executed a non-competition agreement with the Seller; (iv) copies of all severance agreements, programs and policies of the Seller with or relating to its employees; and (iv) copies of all plans, programs, agreements and other arrangements of the Seller with or relating to its employees which contain change-in-control provisions.

               (e) Except as provided in the employment agreements referred to in clause (i) of Section 8.11(d), or as otherwise required by Law, (x) no Benefit Plan provides retiree medical or retiree life insurance benefits to any person and (y) the Seller is not contractually obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment.

          8.12 Taxes.

               (a) The Taxpayer has duly and timely filed, within any extensions for filings secured by the Taxpayer, all Tax Returns required to be filed by it prior to the date hereof. All such Tax Returns were correct and complete in all material respects. The Taxpayer has paid in full all Taxes (whether or not shown on a Tax Return) required to be paid by the Taxpayer. The Taxpayer has made adequate provision in the 1999 Interim Financial Statements, in conformity with GAAP, for the payment of all accrued Taxes not yet payable as of the date of such 1999 Interim Financial Statements. All Taxes which the Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority.

               (b) To the extent that the Tax Returns of the Taxpayer have been examined by the applicable Governmental Entities for prior periods, all such examinations have been completed and all material issues raised therein have been resolved. Except for an audit of the Seller scheduled by the IRS for June, 1999, there are no audits, inquiries, investigations or examinations relating to the Taxpayer's Tax Returns pending or of which the Seller has received notice (either in writing or verbally, formally or informally), and there are no claims which have been asserted relating to the Taxpayer's Tax Returns filed for any year which if determined adversely would result in the assertion by any governmental entity of any material Tax deficiency against the Taxpayer if the same would have a Material Adverse Effect. Except as set forth on Schedule 8.6, there have been no waivers or extensions of statutes of limitations by the Taxpayer sought or obtained by the Taxpayer. No claim has ever been made by a Governmental Entity in a jurisdiction where the Taxpayer does not file a Tax Return that Taxpayer is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 8.6 hereto, there are no mortgages, pledges, liens, encumbrances, charges or other security interests on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Taxes. There are no liens with respect to Taxes upon any of the Assets. To the best of the Seller's knowledge, no facts exist that would constitute grounds for the imposition of any lien with respect to Taxes upon any of the Assets, or that would otherwise obligate the Purchaser to pay any Taxes related to the Assets or the operation of the Acquired Business prior to the Closing.

               (c) No property of the Taxpayer is property which the Purchaser is or will be required to treat as owned by another person either pursuant to the provisions of former Section 168(f) (safe harbor leasing provisions) of the Code or pursuant to the relevant caselaw. The Taxpayer is not a party to any tax-sharing agreement or similar arrangement with any other party. The Taxpayer has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
Section 897(c)(1)(A)(ii). The Taxpayer has not made a disclosure on a Tax Return pursuant to Code Section 6662(d)(2)(B)(ii) and the Regulations thereunder. The Taxpayer has not made, nor is it obligated to make, any payments, and the Taxpayer has not been a party to any agreement that under certain circumstances would obligate it to make any payments, that will not be deductible under Code
Section 280G.

               (d) The Taxpayer has no liability for the Taxes of any other party (A) as a transferee or successor, (B) by contract, or (C) otherwise.

          8.13 Certain Agreements.

               (a) Schedule 8.13(a) hereto contains a true, correct and complete list of all material leases, licenses, permits and other documents and agreements (whether written or oral) pursuant to which the Seller has (i) obtained the right to use or occupy any real or personal property, or (ii) granted to any other party (including any Affiliates of the Seller) the right to use any property, with such list also setting forth, with respect to each item on such list not in writing, the date thereof and the names of all parties thereto, and true, correct and complete copies of all such written leases, licenses, permits and other documents and agreements, together with all amendments thereto, and a true, accurate and complete summary of the terms of each such oral agreement listed on Schedule 8.13(a) have been provided by the Seller to the Purchaser.

               (b) Schedule 8.13(b) hereto contains a true, correct and complete list of all purchase, sales, administrative services and management contracts of the Seller relating to the Acquired Business that involve more than $10,000 in any instance and true, correct and complete copies of all written contracts and true, correct and complete written summaries of all oral agreements listed on
Schedule 8.13(b) have been provided by the Seller to the Purchaser.

               (c) Schedule 8.13(c) hereto contains a true, correct and complete list of all material contracts, commitments, arrangements or agreements of the Seller with any Provider pursuant to which Commercial Members have received health care services during the six-month period ending on the date hereof, and true, correct and complete copies of all agreements listed on Schedule 8.13(c) have been provided by the Seller to the Purchaser. All such Provider Contracts are in writing, were entered into by the Seller in the ordinary course of its business and constitute valid and binding agreements of the Seller, and to the best knowledge of the Seller, of the other parties thereto. Except for Provider Contracts entered into prior to January 1, 1997, the forms of all Provider Contracts and any risk sharing provisions contained therein have been submitted for approval by DOH to the extent required by DOH rules and regulations, and the Seller has no reason to believe that any of such forms or provisions will not ultimately be approved by DOH materially in form and substance as previously submitted. To the best knowledge of the Seller, no Provider has expressed an intent in writing or otherwise, whether or not legally binding, to disenroll as a provider of health care services to Seller, terminate its Provider Contract or otherwise cease to do business with the Seller except as specified on Schedule 8.13(c). Assuming the receipt of all consents and other instruments contemplated by Sections 11.8 and 11.9, the Seller's assignment to the Purchaser of each Provider Contract designated by the Purchaser pursuant to Section 2.2 does not breach, and will not result in the breach of, result in or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, the Provider Contracts or any other agreement or authority to which the Seller is subject.

               (d) Schedule 8.13(d) hereto contains a true, correct and complete list of all agreements, commitments and other arrangements which are, or shall as of the Closing Date be, in effect between or relate to the Seller and any and all employees whose duties relate in any material respect to the Acquired Business, and true, correct and complete copies of all agreements, commitments and other arrangements listed on Schedule 8.13(d) have been provided by the Seller to the Purchaser.

               (e) Schedule 8.13(e) hereto contains a true, correct and complete list of all contracts, commitments, arrangements or agreements which could, following the Closing, restrain the Purchaser or any Affiliate of the Purchaser from engaging or competing in the health care business in the State of New York, and true, correct and complete copies of all agreements, commitments, arrangements and arrangements listed on Schedule 8.13(e) have been provided by the Seller to the Purchaser. Except for those Provider Contracts listed on
Schedule 8.13(e), if any, the Seller is not a party to any Provider Contract which limits the right of the Seller to engage in, or to compete with any individual or entity, or which contains exclusivity provisions restricting the geographical area in which, or manner in which, the Acquired Business or any other business of the Purchaser may be conducted.

               (f) Schedule 8.13(f) hereto contains a true, correct and complete list of all material contracts, commitments, arrangements or agreements of the Seller relating to the Acquired Business that are not specifically listed and described on another Schedule hereto and that were not made in the ordinary course of the Acquired Business, and true, correct and complete copies of all agreements, commitments, arrangements and arrangements listed on Schedule 8.13(f) have been provided by the Seller to the Purchaser.

               (g) Schedule 8.13(g) hereto contains a true, correct and complete list of each other commitment, agreement and arrangement (whether written or oral) of Seller relating to the Acquired Business that is not specifically listed and described on another Schedule hereto and that provides for a payment by any party to any such agreement in excess of an aggregate of $25,000 or is otherwise material to the operation of the Acquired Business, and true, correct and complete copies of all written commitments, agreements and arrangements and true, correct and complete summaries of all oral commitments, agreements and arrangements listed on Schedule 8.13(g) have been provided by the Seller to the Purchaser.

               (h) Except as shall be specifically described on the Schedules hereto, all material contracts, commitments, arrangements and agreements described on such Schedules are valid and effective in accordance with their respective terms, and there is not, under any of such contracts, commitments, arrangements or agreements, or any obligation, covenant or condition contained therein, any existing material default by the Seller or, to the best knowledge of the Seller, by any other party, or event which, with notice, lapse of time, or both, would constitute a material default or any event of default if the same would have a Material Adverse Effect.

               (i) Except as specified otherwise on Schedule 8.13(c), the Seller has no knowledge of the intention of any third party that has transacted business with the Seller, to alter, cancel, amend or adjust their relationship (contractual or otherwise) with the Seller or, in connection with or after consummation of the transactions contemplated hereunder, to discontinue or not enter into similar relationships with the Purchaser if the same would have a Material Adverse Effect.

               (j) The Seller is not a party (whether as an original party or as an assignee or successor) to any agreement, commitment or arrangement which would, following the Closing, restrict the Purchaser from operating the Acquired Business in any respect.

          8.14 Commercial Contracts. Attached hereto as Schedule 8.14 is a true, correct and complete list of all Commercial Contracts, and true, correct and complete copies of all Commercial Contracts have been provided by the Seller to the Purchaser. Each Commercial Contract is legal, valid, binding, enforceable in accordance with its terms (except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium or similar statute, rule, regulation or other law affecting the enforcement of creditors' rights and remedies generally) and in full force and effect. Assuming the satisfaction of the conditions described in Sections 11.7(b) and 11.9, each Commercial Contract will continue to be legal, valid, binding, enforceable, and in full force and effect following the Closing. Except as set forth in Schedule 8.14, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or suspension under any Commercial Contract and no party has repudiated any provision of any Commercial Contract. Assuming the satisfaction of the conditions described in Sections 11.7(b) and 11.9, the transactions contemplated hereby will not constitute a breach or default on the part of the Seller under any Commercial Contract. Seller is and has at all times been in compliance with the applicable requirements of law and regulations governing the manner in which services provided under any Commercial Contract may be marketed to enrollees to the extent that any violation thereof would have a Material Adverse Effect. Seller has no knowledge of any intention on the part of DOH or DOI to refuse to permit the renewal of any Commercial Contract upon the expiration of the term thereof.

          8.15 Medical Management. Attached hereto as Schedule 8.15 is a copy of the medical management and quality assurance policies and procedures that Seller uses or has used since January 1, 1997 with respect to the Acquired Business. Seller has delivered to Purchaser a true, correct and complete copy of the minutes maintained by Seller's medical management and quality assurance committees since January 1, 1998. Except as set forth in Schedule 8.15, Seller's medical management and quality assurance policies comply in all material respects with all applicable laws, rules, regulations and Commercial Contract requirements.

          8.16 Commercial Members.

               (a) Schedule 8.16(a) lists, for each month since January 1, 1998, the aggregate number of Commercial Members and the numbers of Commercial Members added to or deleted from the Seller's list of enrolled Commercial Members during each such month.

               (b) Schedule 8.16(b) contains the most recent available list of names, addresses and identification numbers for all Commercial Members and a summary fairly describing, by type and medium in which kept, all books and records maintained for the Commercial Members, including medical and claim histories, in all mediums used by the Seller, electronic or otherwise. The books and records described in Schedule 8.16(b) comprise all of the books and records required by law to be maintained by the Seller with respect to the Commercial Members and such books and records comply with all applicable legal requirements and the terms of the Commercial Contracts.

               (c) Schedule 8.16(c) describes each grievance and appeal received by the Seller from any Commercial Member since January 1, 1998, and generally describes the nature and status or disposition of such grievance or appeal.

          8.17 Pending Treatments. Schedule 8.17 contains (i) a list of all requests for prior authorization of treatment to be provided to Commercial Members pending with the Seller as of the date hereof, including the date, detailed nature and status of each such request, and (ii) a list of all previously authorized organ transplants that are yet to be provided to Commercial Members and all other previously authorized treatments that are yet to be provided to Commercial Members the claims expense for which is likely to exceed $5,000, including the date of authorization and a detailed case description. The Seller has engaged in no acts or omissions having the effect of delaying the authorization or scheduling of health care services provided to Commercial Members in a manner inconsistent with customary industry practices or
Article 49 of the Public Health Law.

          8.18 Title to Property. Except as set forth in Schedule 8.18, the Seller has, and at the Closing will assign or convey as applicable to the Purchaser, good and marketable title to all of the Assets free and clear of all liens, security interests, pledges, guaranties, charges, claims, restrictions, options, commitments and other encumbrances of any nature whatsoever. None of the Assets being sold by the Seller to the Purchaser pursuant to this Agreement are subject to any claim or dispute, or to any agreement or arrangement for their use by any Person.

          8.19 Insurance. Schedule 8.19 hereto contains a true, correct and complete list of all policies of liability, title, error and omissions, fidelity bonds and other forms of insurance and reinsurance held by Seller in connection with or that relate in any way to the Acquired Business, together with a brief description of each, including the name of the insurer, the risks insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Except as set forth in Schedule 8.19, all such policies are in full force and effect and all premiums thereon have been paid in a timely manner through the date hereof. Seller shall continue to carry all such insurance in full force and effect through the Effective Time, and to the extent any such coverage is on a "claims made" basis, shall prior to the Closing purchase the maximum available extended reporting period coverage (i.e., "tail").

          8.20 Compliance With Laws. Except as set forth in Schedule 8.20, Seller is in compliance with all laws, rules, regulations, ordinances, reporting and licensing requirements and orders applicable to the Seller, and no condition exists which with or without notice or passage of time or both would constitute non-compliance therewith. Except as specified on Schedule 8.20, Seller has not received notification from any Governmental Entity asserting that Seller is not in compliance with any of the statutes, regulations or ordinances which such Governmental Entity enforces, or threatening to revoke, suspend or modify any Permit. Except as set forth in Schedule 8.20, Seller has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with DOH, DOI and each other Governmental Entity having jurisdiction over the Acquired Business. Schedule 8.20 lists all examinations of Seller conducted by any Governmental Entity since January 1, 1996 and identifies by date any correspondence between such Governmental Entity and Seller regarding sanctions, conclusions made and/or corrective action required or suggested based on such examination.

          8.21 Completeness of Assets. The Assets which are to be conveyed and assigned pursuant to the Conveyance Documents constitute all of the assets and properties utilized by the Seller in the operation of the Acquired Business since December 31, 1998, except for (i) assets that were disposed of since such date and replaced with adequate replacements or that were disposed of in the ordinary course of business and were not material to the conduct of the Acquired Business, (ii) assets acquired since such date and included in the Assets, and
(iii) the Excluded Assets. The Assets include all rights and property (other than working capital) utilized by the Seller and reasonably necessary to carry on the Acquired Business as it has been carried on by the Seller prior to the date hereof.

          8.22 [Not Used].

          8.23 No Bankruptcy. Seller is not the subject of bankruptcy or any similar proceedings.

          8.24 Broker's and Other Fees. Other than pursuant to its engagement of Bear Stearns & Co. Inc, the Seller has not employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

          8.25 Transactions with Affiliates. The Seller does not own, directly or indirectly, nor does it have an interest which exceeds 10% of the outstanding equity, either of record or beneficially, in any business or business concern, corporate or otherwise, which is a party to any agreement, business arrangement or course of dealing with Seller.

          8.26 Payments. Neither Seller nor any Affiliate of Seller, nor any of its or their officers, directors, agents or employees or any other person on behalf of Seller, has made directly or indirectly any illegal or improper payment to or on behalf of, or provided any illegal or improper benefit or inducement for, any physician, supplier, customer or patient. Neither Seller nor any Affiliate of Seller, nor any officer, director, employee or agent of any of the foregoing has, directly or indirectly, paid or delivered a fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which was or is illegal under any Law. Seller has not participated in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner. Neither Seller nor any Affiliate of Seller nor any officer, director, employee or agent of any of the foregoing has made any payment to any customer or supplier of Seller or any officer, director, partner, employee or agent of any customer, patient or supplier of Seller, for the unlawful sharing of fees or to any such customer, patient or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful payment or given any other unlawful consideration to any such customer, enrollee, patient or supplier or any such officer, director, partner, employee or agent.

          8.27 Patel Documents. The Seller has delivered to the Purchaser a true, correct and complete copy of each of the material agreements and other documents executed or to be executed in connection with the Patel Transaction (the "Patel Documents").

          8.28 Full Disclosure. No representation, warranty or statement made by Seller in this Agreement, or in any statement, certificate, exhibit, schedule, or other document furnished to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     9. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller that:

          9.1 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is currently being conducted, to own, lease and operate the business and assets used in connection therewith, and, subject to the Purchaser obtaining any necessary Permits, to enter into and perform this Agreement and consummate the transactions contemplated hereby. The Purchaser is duly qualified to do business and is in good standing as a corporation under the laws of all jurisdictions wherein the conduct of its business or the ownership, leasing or operation of its properties and assets requires such qualification and where the failure of the Purchaser to obtain such qualification would have a Material Adverse Effect.

          9.2 Authority. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by the Purchaser. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by the Seller, constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its respective terms except as such enforceability may be qualified by equitable principles and pursuant to laws enacted for the protection of creditors.

          9.3 No Conflict; Required Filings and Consents.

               (a)  Assuming  the  satisfaction  of the  condition  described in
Section 11.7(b), the execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement by the Purchaser will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws, in each case as amended or restated, of the Purchaser; (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to the Purchaser or any of its subsidiaries or by which any of its or their respective properties are bound or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or required payment under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Purchaser or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Purchaser or any of its subsidiaries is a party or by which the Purchaser or any of its subsidiaries or any of its or their respective properties is bound or subject to.

               (b) The execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement by the Purchaser will not, as of the date hereof, require the Purchaser to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, based on laws, rules, and regulations and such other requirements of Governmental Entities in effect as of the date hereof, except for any Permits required for the continued operation of the Acquired Business following the Closing.

          9.4 Absence of Litigation. As of the date hereof, (a) there is no claim, action, suit, litigation, proceeding, arbitration or, to the best knowledge of the Purchaser, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the best knowledge of the Purchaser, threatened in writing against the Purchaser or any of its subsidiaries or any properties or rights of the Purchaser or any of its subsidiaries and (b) neither the Purchaser nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the best knowledge of the Purchaser, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders if the same would have a Material Adverse Effect.

          10. Transactions and Conduct of Business Pending the Closing. The Seller covenants and agrees that pending the Closing:

          10.1 Ordinary Course of Business. The Seller shall carry on its business in the ordinary course and substantially in the same manner as heretofore carried on by it. In connection therewith, the Seller shall:

               (a) Preserve the Assets and the Acquired Business intact;

               (b) Use its best efforts to preserve the goodwill of its relationships with Commercial Members, Providers, DOH, DOI, suppliers, contractors, employees and others having business relations with it related to the Acquired Business;

               (c) Comply with all regulations and laws applicable to it;

               (d) Keep in full force and effect insurance coverage with reputable insurers, which in respect of amounts, types and risks insured is that which its management reasonably believes to be adequate, which insurance coverages shall not be less than described on Schedule 8.17;

               (e) Make no material change in the customary terms and conditions upon which it does business with respect to the Acquired Business;

               (f) Take no action or permit any omission having the effect of delaying the authorization or scheduling of health care services provided to Commercial Members in a manner inconsistent with customary industry practices;

               (g) Duly and timely file, or obtain appropriate extensions of the time for filing, all material reports, and all Tax Returns and other documents required to be filed with Governmental Entities.

               (h) Unless it is contesting the same in good faith and has established reasonable reserves therefor, pay when required to be paid all Taxes indicated by such Tax Returns or otherwise lawfully levied or assessed upon it, or any of its properties or assets, or which it is otherwise legally obligated to pay and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected;

               (i) Take no action which would adversely affect the ability of any party to obtain the Permits or consents of private parties required for the transactions contemplated hereby or which would adversely affect the Seller's ability to perform its covenants and agreements contained herein; and

               (j) Maintain, in accordance with past practice, its Provider Contracts; credential and re-credential such Providers in accordance with the standards of the National Committee on Quality Assurance; take such steps as may be necessary on Seller's part to maintain the adequacy of the provider network for the Acquired Business and the pricing levels currently contemplated by the Provider Contracts; and take such other steps as are necessary in order to render the representations and warranties of Seller with respect to the Provider Contracts true and correct as of the Effective Time as if made at such time.

          10.2 Preparation for Transfer and Transition. To ensure an effective transition and transfer of Commercial Members to the Purchaser, the parties agree as follows:

               (a) At all  times  prior  to the  Effective  Time,  Seller  shall
          cooperate  and  work  with   Purchaser  in  transition   planning  and
          implementing such transfer;

               (b) At all times prior to the Effective Time, Seller shall orient, educate and otherwise train Purchaser regarding (i) Seller's operating policies and procedures, (ii) the health plan benefits and services offered by Seller to Commercial Members including, without limitation, member services, member outreach and education, and preventative medicine programs, and (iii) the Provider Contracts;

               (c) During the time period prior to the Effective Time, Seller shall use best efforts to obtain the consents of any third parties necessary for the execution of the Leases; and

               (d) During the time period prior to the Effective Time, Seller shall use best efforts to cause the execution by Providers of the instruments described in Section 11.8.

          10.3 Payment of Retained Liabilities; Discharge of Pre-Effective Date Medical Claim Liabilities.

               (a) Seller shall pay, perform and discharge in due course, all of its obligations with respect to any of the Retained Liabilities. In connection with the discharge of such claims, to the extent any of the claims payment information for such claims is received by the Purchaser after the Effective Time, the Purchaser shall promptly forward such information to the Seller.

               (b) By no later than two days prior to the Closing Date, the Seller shall furnish to the Purchaser a copy, certified as true, correct and complete by the President or a Vice-President of the Seller, of each binding agreement (a "Claims Release") then obtained pursuant to which a WellCare Provider shall have waived or released claims for payment in respect of healthcare services rendered to enrollees of the Seller's health care plans (whether commercial, Medicaid, Medicare or Child Health Plus) for any period ending on or prior to the Closing, in consideration of the agreement by the Seller to pay such WellCare Provider a negotiated sum out of the Claims Fund.

          10.4 Certain Prohibited Activities. On and after the date hereof and prior to the Closing, Seller shall not take any of the following actions, or agree to take any such actions, except with the prior written consent of
Purchaser:

               (a) Merge or consolidate with any other corporation or other entity or permit any other entity to merge into it; acquire any stock; undergo any reorganization or recapitalization; or acquire any assets of any other person, corporation or business organization;

               (b) Authorize or make any material change in the operation of the Acquired Business; lease, sell or dispose of any part of the Assets; or otherwise enter into any contract, transaction or commitment related to the Acquired Business, other than in the ordinary course of business, consistent with past practice; or

               (c) Take or omit to take any action, or permit the occurrence of any change or event, that would render any of its representations and warranties contained herein untrue in any respect at and as of the Effective Time with the same effect as though such representations and warranties had been made at and as of the Effective Time.

          10.5 Casualty. If, prior to the Closing, any of the Assets are damaged by fire, vandalism, acts of God, or other casualty or cause in an aggregate amount equal to or greater than $50,000, as determined by an independent insurance adjustor, the Purchaser shall have the right to terminate this Agreement by written notice delivered to the Seller within three (3) days after the Purchaser is given notice by the Seller of such damage or casualty. In the event the Purchaser does not elect to terminate this Agreement in the manner aforesaid or if, prior to the Closing, any of the Assets are damaged by fire, vandalism, acts of God, or other casualty or cause in an aggregate amount less than $50,000, the Purchaser shall proceed with the Closing and shall have the right to receive the insurance proceeds, if any, that are attributable to such damage or casualty and that would otherwise be payable to the Seller and that are received after the Closing, and the Purchaser shall apply such proceeds to the repair of such damage or casualty. The Purchaser and the Seller agree to cooperate in any loss adjustment negotiations, legal actions and agreements with the insurance company relating to any such damage.

          10.6 Access. The Seller shall afford the Purchaser's officers, employees, accountants, counsel and other representatives prompt, free and full access, upon reasonable notice, to its properties and its books, records, contracts, commitments and other documents (in each instance, subject to patient confidentiality laws, rules and regulations), including, without limitation, records to which such Seller has access relating to the historical revenues of the Acquired Business and all working papers of the Seller's accountants relating thereto, and the right to consult to a reasonable extent with the officers, employees, accountants, counsel and other representatives of the Seller for the purpose of making such investigation of the Acquired Business as the Purchaser shall desire to make. In connection with this investigation, the Seller shall permit the Purchaser to make copies of all such documents, records and information to which the Purchaser shall be entitled to have access hereunder, including working papers, as the Purchaser may from time to time request.

          10.7 Cooperation. The Seller and the Purchaser shall cooperate with each other in promptly taking any and all actions appropriate to the consummation of the transactions contemplated by this Agreement. The Seller and the Purchaser shall take all actions reasonably necessary and shall use their respective reasonable commercial efforts to consummate the transactions contemplated hereby on the Closing Date on and subject to the terms and conditions of this Agreement. The Seller shall use its best efforts to (i) cause its management and employees to cooperate fully with the Purchaser in order to promote and effect an orderly transition of the ownership of the Assets, (ii) maintain the vendor, patient, Provider, managed care company, agency and other relationships of the Seller insofar as they relate to the Acquired Business and
(iii) otherwise provide for the conduct of the Acquired Business after the Effective Time in substantially the manner as the same is being conducted as of the date hereof.

          10.8 No Change in Accounting Methods. The Seller shall not change the historical accounting methods utilized in arriving at the 1999 Interim Financial Statements without prior notice to the Purchaser.

          10.9 Other Offers. On and after the date hereof and prior to Closing, and except as expressly permitted by the following provisions of this Section, neither the Seller nor WMG shall, and neither the Seller nor WMG shall authorize or permit any of their respective officers, directors employees, affiliates, financial advisors, attorneys, accountants or other advisors or representatives to solicit, initiate, encourage, endorse, or enter into any agreement with respect to, or take any other action to knowingly facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below). Notwithstanding the foregoing, nothing contained herein shall prevent the Board of Directors of the Seller from (i) furnishing information to, entering into discussions or negotiations with, or consummating any transaction (including any transaction contemplated by the Patel Documents) that does not conflict with the transactions contemplated hereby, (ii) furnishing information or entering into discussions or negotiations with or consummating any Acquisition Proposal with any person or entity if and only to the extent (A) the Board of Directors of the Seller or WMG shall have determined in good faith that such action is required in the exercise of its fiduciary duties, based upon the advice of counsel, or
(B) directed to so act by New York HMO regulatory authorities, (iii) WMG complying with Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934, or (iv) WMG making any disclosures to WMG's shareholders if the Board of Directors of WMG shall have determined, after consultation with outside counsel, that failure to make such disclosures would be inconsistent with applicable law. As used herein, "Acquisition Proposal" shall mean any offer to acquire assets of the Seller relating to its commercial HMO products offered in the State of New York or any other transaction or arrangement that would constitute, directly or indirectly, a disposition of such assets (including but not limited to, a sale or insurance of stock, a merger or other business combination or a co-insurance or reinsurance arrangement).

          10.10 Public Announcements. Immediately after execution of this Agreement, the parties shall, subject to any required regulatory approvals, prepare and issue a joint press release describing the sale of the Acquired Business to the Purchaser. At Closing, the parties again shall prepare and issue a joint press release describing the consummation of the transactions contemplated hereby, the benefits to the respective parties, and the benefits to the Commercial Members. The parties shall thereafter actively disseminate such information to parties in interest in furtherance of the transitioning to the Purchaser of the Commercial Members.

          10.11 Schedule Deliveries. On or before two days prior to the Closing Date, the Seller shall deliver to the Purchaser all Schedules contemplated to be attached hereto and which are not so attached at the time of execution.

          10.12 WARN Notices. No less than five days prior to the Closing Date, the Purchaser shall issue notices of termination to all of its employees, except those employees being retained by Seller pursuant to Section 13.3(a), in accordance with the Worker Adjustment Retraining and Notification (WARN) Act, if and to the extent required under such act and the regulations promulgated thereunder.

     11. Conditions Precedent to the Purchaser's Obligations. All obligations of the Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any of which may be waived in writing in whole or in part by the Purchaser, in its sole discretion).

          11.1 Delivery of Assets. At the Closing, the Assets shall be conveyed and delivered to the Purchaser free and clear of any and all liens, security interests, pledges, guaranties, charges, claims, restrictions, options, commitments and other encumbrances of any nature whatsoever. Without limiting the generality of the foregoing, good and valid title to the Seller's "Cactus" credentialing system and to the Seller's "MAZ 90" system shall be so conveyed and delivered to the Purchaser.

          11.2 Representations and Warranties True as of Effective Time. The representations and warranties of the Seller contained in this Agreement and in any list, certificate, document or written statement furnished by the Seller to the Purchaser pursuant hereto shall be true in all material respects at and as of the date hereof and shall be true in all material respects at and as of the Effective Time with the same effect as though such representations and warranties were made at and as of the Effective Time.

          11.3  Conveyance  Documents.   The  Seller  shall  have  executed  and
delivered to the Purchaser the Conveyance Documents, as provided by Section 2 hereof.

          11.4 Officer's Certificates. The Purchaser shall have received from the Seller a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser), signed by the President or a Vice-President of the Seller, certifying that the conditions specified in Sections 11.1 and 11.2 have been fulfilled.

          11.5 Opinion of the Seller's Counsel. The Purchaser shall have received the written opinion dated the Closing Date of Epstein, Becker & Green, P.C., counsel to the Seller, substantially in the form annexed hereto as Exhibit II.

          11.6 Secretary's Certificates. The Purchaser shall have received from the Seller a certificate of the Secretary of the Seller (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser), certifying and setting forth (i) the names, signatures and positions of the officers of the Seller authorized to execute the Conveyance Documents, and (ii) a copy of the resolutions adopted by the Board of Directors and the shareholders of the Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          11.7 Notifications and Consents.

               (a) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by or before any Governmental Entity, which materially prohibits or restricts the consummation of any of the material transactions contemplated hereby.

               (b) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of other waiting periods imposed by, any Governmental Entity necessary for the consummation of any of the transactions contemplated hereby shall have been filed, have occurred or have been obtained, as the case may be, including, without limitation: (i) such Permits as must be issued by DOH and DOI to: (w) authorize the Purchaser to operate a health maintenance organization in accordance with Article 44 of the New York Public Health Law; (x) effectuate the assignment by Seller of its rights under the Commercial Contracts to the Purchaser and to the continuation by the Purchaser of the Acquired Business without any "open enrollment" period during which any existing Commercial Member of Seller may elect to terminate his, her or its Commercial Contract; (y) effectuate the transfer and enrollment, as of the Effective Time, of the Commercial Members into the Purchaser (which members as of the Effective Time shall be deemed by DOH and DOI to be members of the Purchaser); and (z) confirm that as of the Effective Time, the Purchaser will be deemed by DOH and DOI to have satisfied the statutory reserve and net worth requirements, and that neither DOH nor DOI will assert successor liability against the Purchaser in respect of liabilities of Seller, or with respect to any regulatory issues; and (ii) such other authorizations of DOH and DOI as shall be necessary for Seller to consummate the transactions contemplated hereby.

               (c) No action, suit, claim or proceeding by or before any Governmental Entity shall have been commenced and be pending which (i) seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby, (ii) seeks to obtain any material damages in respect of a claim in connection with the Acquired Business or the transactions contemplated hereby, (iii) seeks to prohibit or impose any material limitation (including but not limited to, any time limitation) on the ownership or operation by the Purchaser of all or any portion of the Acquired Business or to compel the Purchaser to dispose of or hold separate all or any portion of the Acquired Business, (iv) seeks to make any of the Real Property the subject of material remediation activities or investigations pursuant to any Environmental Laws; or
(v) otherwise questions the validity or legality of any such transactions and, in the case of any of the foregoing, the same is, in the reasonable judgment of the Purchaser, reasonably likely to be adversely determined and such adverse determination could have a Material Adverse Effect.

          11.8 Provider Contracts.

               (a) Each of the Primergy IPAs shall have executed and delivered to the Purchaser an agreement containing the terms and conditions set forth in that certain proposal, dated of even date herewith, submitted by Primergy, Inc. to GHI, and otherwise reasonably satisfactory in form and substance to the Purchaser.

               (b) The Seller shall have delivered or caused to be delivered to the Purchaser, not less than two business days prior to the Closing, Provider Contract Assignments with respect to the Seller's Provider Contracts with each of the following entities and any Affiliates or successors thereof: (i) CHVC IPA, Inc. (vision services); (ii) MBC of New York, Inc. (mental health services); (iii) Laboratory Corporation of America Holdings (laboratory services); (iv) Pharmacare Management Services, Inc. (pharmacy services); (v) New York Medical Imaging, P.L.L.C. (imaging services); (vi) Homedco, Inc. (home care services, infusion services and durable medical equipment); and (vii) Access Care IPA, Inc. (chiropractice services).

               (c) The Seller shall have delivered or caused to be delivered to the Purchaser, not less than two business days prior to the Closing, Provider Contract Assignments with respect to Provider Contracts constituting not less than (i) 80% of the Provider Contracts with physicians in each of the counties comprising the WellCare Service Area and (ii) 80% of the Provider Contracts with hospitals in each of the counties comprising the WellCare Service Area. The Purchaser acknowledges and agrees that the physicians who participate in the network of the Primergy IPAs and who are located within a given county comprising party of the WellCare Service Area may be counted towards the requirement set forth in clause (i) of the preceding sentence.

          11.9 Third Party Consents. The Purchaser shall have received all necessary consents of the counterparties to the Commercial Contracts and all other third parties to the succession by the Purchaser to the position of the Seller under each material agreement, contract or instrument included in the Assets (other than the Provider Contracts referenced in Section 11.8 above), in each case without any change in the terms thereof that is materially adverse to the Acquired Business or the Purchaser, and containing if requested by the Purchaser estoppels from the respective counterparties thereto, and all legal matters with respect to such consents and assignments shall be reasonably satisfactory to the Purchaser and its counsel.

          11.10 Lien Search. The Purchaser shall have obtained UCC, state and federal tax lien and judgment searches with respect to the Seller, the Real Property and the Assets as of a date no more than 15 days prior to the Closing Date, together with termination statements with respect to all liens or other encumbrances relating to the Assets reflected thereon that do not constitute Permitted Encumbrances, except such as may have occurred as a result of the express agreement of the Purchaser and the Seller or as a result of the transactions contemplated hereby.

          11.11 Good Standing Certificate. The Seller shall have delivered to the Purchaser a good standing certificate for the Seller as of a date no more than 15 days prior to the Closing Date, issued by the Secretary of State of the State of New York and each jurisdiction where the conduct of the Seller's business activities necessitates qualification.

          11.12 Certified Certificate of Incorporation. The Seller shall have delivered to the Purchaser a copy of the Certificate of Incorporation of the Seller, and all amendments thereto, certified by the Secretary of State of the State of New York as of a date no more than 15 days prior to the Closing Date.

          11.13 Related Party Non-Competition Agreement. Each of the Related Parties shall have executed and delivered to the Purchaser the Related Party Non- Competition Agreement, in form and substance reasonably satisfactory to the Purchaser.

          11.14 Contribution of Certain Assets to Seller . WMG shall have contributed to the Seller, so that the Seller may convey to the Purchaser as contemplated by Section 11.1, all right, title and interest and in and rights of access to the following assets, to the extent held by WMG: all clinical, diagnostic and data analysis, storage and retrieval computer systems used or useful in the Acquired Business, and all billing, bookkeeping and accounting computer systems used or useful in the Acquired Business, including in each case all associated software and operating systems.

          11.15 Leases. The Leases shall been have executed and delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, and all consents of any third parties required therefor shall have been obtained.

          11.16 Guaranty. WMG shall have executed and delivered to the Purchaser the Guaranty, in form and substance reasonably satisfactory to the Purchaser.

          11.17 Transition Services Agreement. The Seller shall have executed and delivered to the Purchaser the Transition Services Agreement, in form and substance reasonably satisfactory to the Purchaser.

          11.18 Insurance Endorsements. The Seller shall have delivered to the Purchaser an endorsement to each insurance policy listed on Schedule 8.18 or otherwise maintained in connection with the Acquired Business reflecting the Purchaser as an additional insured or loss payee and confirming that the tail coverage required by Section 8.18 has been bound.

          11.19 No Material Adverse Change. There shall have been no material adverse change in the financial condition, business, operations, assets or prospects of the Seller at Closing as compared with the date hereof, except such as may have occurred as a result of the Patel Transaction, as a result of the express agreement of the Purchaser and the Seller or as a result of the transactions contemplated hereby.

          11.20 Approval of Schedules. The Schedules delivered by the Seller to the Purchaser subsequent to the execution and delivery of this Agreement, as required by Section 10.11 hereof, shall be acceptable to the Purchaser in its sole but reasonable discretion; provided, however, that the Purchaser shall not be entitled to object to any information contained in any such Schedule that was expressly set forth in any of the written due diligence materials heretofore furnished to the Purchaser, as identified on Schedule 11.19 attached hereto.

          11.21 Establishment of Claims Fund. The Seller shall have delivered to the Purchaser such certifications and/or other documents as the Purchaser may reasonably request to evidence the establishment and funding of the Claims Fund as contemplated by the definition of such term in Section 1 hereof.

          11.22 Patel Transaction. The Patel Transaction shall have been consummated on or prior to the Closing Date substantially in accordance with the terms thereof set forth in the Patel Documents, and the Seller shall have delivered to the Purchaser such certifications and/or other documents as the Purchaser may reasonably request to evidence the same.

          11.23 WARN Notices. The Seller shall have delivered to the Purchaser evidence reasonably acceptable to the Purchaser that Seller has issued all WARN notices required under Section 10.12 (if any).

     12. Conditions Precedent to the Seller's Obligations. All obligations of the Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any of which may be waived in writing in whole or in part by the Seller, in its sole discretion):

          12.1 Representations and Warranties True as of Effective Time. The Purchaser's representations and warranties contained in this Agreement and in any list, certificate, document or written statement furnished by the Purchaser to the Seller pursuant hereto shall be true in all material respects at and as of the date hereof and shall be true in all material respects at and as of the Effective Time with the same effect as though such representations and warranties were made on and as of the Effective Time.

          12.2 Compliance with Agreement. The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing.

          12.3 Payment and Deliveries. The Purchaser shall have made the payments and deliveries contemplated by Section 4 to be made on the Closing Date and shall have executed and delivered the Assignment and Assumption Agreement.

          12.4 Officer's Certificate. The Seller shall have received a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Seller), signed by the President or a Vice-President of the Purchaser, certifying that the conditions specified in Sections 12.1 and 12.2 hereof have been fulfilled.

          12.5 Secretary's Certificate. The Seller shall have been furnished with a certificate of the Secretary of the Purchaser (dated the Closing Date and in form and substance reasonably satisfactory to the Seller) certifying and setting forth (i) the names, signatures and positions of the officers of the Purchaser executing this Agreement and any documents to be delivered by the Purchaser at Closing, and (ii) a copy of the resolutions adopted by the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          12.6 No Suit or Other Proceedings. No injunction or restraining order shall have been granted that would restrain or prohibit the transactions contemplated hereby.

          12.7 Notifications and Consents.

               (a) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by or before any Governmental Entity, which materially prohibits or restricts the consummation of any of the material transactions contemplated hereby.

               (b) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of other waiting periods imposed by, any Governmental Entity necessary for the consummation of any of the transactions contemplated hereby shall have been filed, have occurred or have been obtained, as the case may be, including, without limitation: (i) such Permits as must be issued by DOH and DOI to: (w) authorize the Purchaser to operate a health maintenance organization in accordance with Article 44 of the New York Public Health Law; (x) effectuate the assignment by Seller of its rights under the Commercial Contracts to the Purchaser and to the continuation by the Purchaser of the Acquired Business without any "open enrollment" period during which any existing Commercial Member of Seller may elect to terminate his or her Commercial Contract; (y) effectuate the transfer and enrollment, as of the Effective Time, of the Commercial Member into the Purchaser (which members as of the Effective Time shall be deemed by DOH and DOI to be members of the Purchaser); and (z) confirm that as of the Effective Time, the Purchaser will be deemed by DOH and DOI to have satisfied the statutory reserve and net worth requirements, and that neither DOH nor DOI will assert successor liability against the Purchaser in respect of liabilities of Seller, or with respect to any regulatory issues; and (ii) such authorizations of DOH and DOI as shall be necessary for Seller to consummate the transactions contemplated hereby.

               (c) No action, suit, claim or proceeding by or before any Governmental Entity shall have been commenced and be pending which (i) seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby, (ii) seeks to obtain any material damages in respect of a claim in connection with the Acquired Business or the transactions contemplated hereby, (iii) seeks to prohibit or impose any material limitation (including but not limited to, any time limitation) on the ownership or operation by the Purchaser of all or any portion of the Acquired Business or to compel the Purchaser to dispose of or hold separate all or any portion of the Acquired Business, (iv) seeks to make any of the Real Property the subject of material remediation activities or investigations pursuant to any Environmental Laws; or
(v) otherwise questions the validity or legality of any such transactions and, in the case of any of the foregoing, the same is, in the reasonable judgment of the Purchaser, reasonably likely to be adversely determined and such adverse determination could have a Material Adverse Effect.

          12.8 Transition Services Agreement. The Purchaser shall have executed and delivered to the Seller the Transition Services Agreement, in form and substance reasonably satisfactory to the Seller.

     13.  Certain  Transactions  and  Obligations  Subsequent  to  Closing.  The
Purchaser and the Seller represent, warrant and agree that, after the Closing and during the periods specified below and except as otherwise mutually agreed in writing by the Purchaser and the Seller:

          13.1 Further Assurance of Cooperation. From and after the date hereof and following the Closing, the Seller and the Purchaser shall execute and deliver such further documents and instruments and do such other acts and things as the Purchaser or the Seller, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

          13.2 Maintenance of Corporate, Patient Care, Accounting and Tax Records. For a period of six (6) years following the Closing, each party hereto shall maintain and (subject to customary confidentiality agreements and subject to applicable patient confidentiality laws, rules and regulations) make available to such other party, for inspection and duplication by it and its representative for any reasonable purpose, all of such party's corporate, patient care, provider claims, accounting and tax records, files, documents and correspondence relating to the Acquired Business and to periods prior to the Effective Time (including in the case of the Purchaser, the books and records included in the Assets, which the parties acknowledge it is the Purchaser's obligation to maintain at its own cost) and shall not dispose of, alter or destroy any such records, files, documents and correspondence for such period. Subsequent to such six (6) year period, each party hereto shall advise such other party prior to any intended destruction or unavailability of any such corporate, accounting and tax records, files, documents and correspondence and afford such other party reasonable opportunity to either take possession of such information or to make copies thereof (subject to applicable patient confidentiality laws, rules and regulations).

          13.3 Certain Employees of the Seller.

               (a) The Seller or its Affiliates shall have the right to retain as their employees (i) all sales and marketing personnel devoted to all portions of the Seller's business other than the Acquired Business, (ii) five members of Seller's utilization management staff mutually agreed to by Seller and Purchaser and (iii) five members of Seller's quality assurance staff mutually agreed to by Seller and Purchaser.

               (b) With respect to all other employees of the Seller not subject to Section 13.3(a) (the "Commercial Employees"), the Seller agrees, for itself and on behalf of its Affiliates, that the Purchaser shall have the right, but not the obligation, to extend offers of employment commencing as of the Effective Time to any of the Commercial Employees, with such hours, compensation and benefits as the Purchaser shall determine in its sole discretion.

               (c) The Seller agrees, for itself and on behalf of its Affiliates, that they shall not seek to enforce any non-competition obligations which be owed by any of the Commercial Employees who are to become employees of the Purchaser as of the Effective Time.

               (d) The Seller shall bear all termination costs, including but not limited to, severance pay and compensation payable under the Worker Adjustment Retraining and Notification (WARN) Act, that are triggered by the Seller's termination of any of its employees, without regard as to whether an employee is offered employment or employed by the Purchaser. Nothing in this Agreement shall be construed as imposing any liability for such costs on the Purchaser.

          13.4 Designation of the Purchaser as Successor Employer. The Seller agrees, if requested by the Purchaser, to consent to the designation of the Purchaser as successor employer of those employees of the Seller who become employees of the Purchaser as contemplated by Section 13.3(b), for purposes of employment insurance, payroll taxes or contribution ratings and payroll credits under state and federal law and/or worker compensation contribution premium ratings under applicable state law. The employment of any such employee by the Purchaser shall not be treated as or deemed to constitute the continuation of employment of such employee for any other purpose whatsoever.

          13.5 Mail and Communications. The Seller shall promptly deliver to the Purchaser any mail or other communications relating to the Assets, the Real Property or the Acquired Business that is intended for the Purchaser and that is received by the Seller following the Effective Time. The Purchaser shall deliver to the Seller all mail intended for the Seller.

          13.6 Covenant Not to Compete, Etc..

               (a) As a further inducement for the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Seller hereby agrees that, for a period of 12 months after the Closing Date (the "Non-competition Period"), the Seller shall not, and shall not permit or cause any of its Related Parties to, directly or indirectly, in any capacity, own, manage, operate, control or participate in the ownership, management, operation or control of, consult with, lend its name to, otherwise assist, or continue any interest whatsoever, in any enterprise, whether private or otherwise, which operates a commercial health benefit plan anywhere within the WellCare Service Area.

               (b) During the Non-competition Period, the Seller shall not, and shall not permit or cause any of its Related Parties to, directly or indirectly,
(i) request or cause any Providers, Commercial Members or other suppliers or customers of the Purchaser with whom the Purchaser has a business relationship to cancel, terminate or diminish any such business relationship with the Purchaser, or (ii) solicit, interfere with or entice from the Purchaser any employee of the Purchaser.

               (c) During the Non-competition Period, the Seller shall not, and shall not permit or cause any of its Related Parties to, make any statement or other communication (except, and only to the extent, as may be required by subpoena or other legal process) that impugns or attacks the reputation or character of the Purchaser or its Affiliates or their respective directors, officers or employees, or damages the goodwill of any of the foregoing, take any affirmative action that would interfere in any material respect with any contractual or customer relationships of the Purchaser, including but not limited to any action that would result in a diminution of business, or otherwise take any affirmative action that is detrimental in any material respect to the best interests of the Purchaser or its Affiliates.

               (d) In the event any of the covenants contained in this Section shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The Seller acknowledges that a breach of the covenants contained in this Section will cause irreparable damage to the Purchaser, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Seller agrees that if the Seller or any of its Related Parties breaches or threatens to breach any of the covenants contained in this Section, in addition to any other remedy that may be available at law or in equity, the Purchaser shall be entitled to seek specific performance and injunctive relief, without posting bond or other security.

     14. Indemnification.

          14.1 Indemnification by the Seller. The Seller hereby indemnifies the Purchaser and agrees to hold the Purchaser harmless against and in respect of:

               (a) all Retained Liabilities;

               (b) any and all damages, losses, liabilities, Taxes and deficiencies and penalties and interest thereon and costs and expenses resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of the Seller under this Agreement;

               (c) all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and investigative costs) imposed upon or incurred by the Purchaser by reason of (i) the real or claimed presence, disposal, discharge, escape, discharge, emission, release or threatened release of any Hazardous Material on, in, from, affecting, or onto any of the Real Property or any of the Assets; (ii) any lawsuit, action, order, or violation brought or threatened relating to such Hazardous Material or Environmental Laws; (iii) any violation or claimed violation of any Environmental Law affecting any of the Real Property or any of the Assets or the imposition or recording of a lien against any of the Real Property or any of the Assets relating to Environmental Law; (iv) any misrepresentation of the representations set forth in Section 8.7 hereunder; and (v) any personal injury or property damage resulting from Hazardous Materials or the violation of any Environmental Law with respect to any of the Real Property or any of the Assets, in each case except to the extent the same arises solely from the actions or omission of the Purchaser after the Effective Time; and

               (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

          14.2   Indemnification   by  the  Purchaser.   The  Purchaser   hereby
indemnifies the Seller and agrees to hold the Seller harmless against and in respect of:

               (a) all Assumed Liabilities;

               (b) any and all damages, losses, liabilities, Taxes and deficiencies and penalties and interest thereon resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of the Purchaser under this Agreement;

               (c) any and all damages, losses, liabilities, claims or litigation which may hereafter be brought by any third party against the Seller arising out of the Purchaser's actions or omissions in the operation of the Acquired Business after the Effective Time; and

               (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

          14.3 Limitations on Indemnity.

               (a) The indemnification obligations of the parties hereto pursuant to Sections 14.1(b) or 14.2(b) with respect to any breach of any representation, warranty, covenant or agreement shall be limited to indemnity claims made prior to the last date of survival thereof referred to in Section
30. If at the expiration of the appropriate period any claim for indemnification has been asserted but not fully determined, or any audit or other proceeding with respect to any Tax or Tax Return has been initiated, such period will be extended as to such claim, audit or other proceeding until it is finally determined or concluded.

               (b) Notwithstanding anything to the contrary contained in Section 14.1, in no event shall the Seller have any indemnity obligation arising under
Section 14.1(b) in an amount that would cause the aggregate amount of indemnification provided by the Seller in respect thereof to exceed the sum of $2,000,000; provided, however, that such limitation shall not apply to any indemnity obligation arising in respect of third party claims asserted against the Purchaser.

          14.4 Notice to the Indemnitor. Within a reasonable period after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from the Indemnitor under this Section 14, the Indemnified Party shall notify the Indemnitor in writing of such claim in a timely manner, describing the basis for such claim, and, with respect to claims by third parties, advise the Indemnitor whether the Indemnified Party intends to contest same; provided, however, that an Indemnified Party's failure to give timely notice to an Indemnitor shall not constitute a defense (in whole or in part) to any claim for indemnification by such Indemnified Party unless, and only to the extent that, such failure results in prejudice to the Indemnitor.

          14.5 Rights of Parties to Settle or Defend. The Indemnitor shall have the right, at its own expense, to contest and defend against such claim. Should the Indemnitor so elect to assume the defense of such claim, the Indemnitor shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party except to the extent that such expenses are incurred directly in connection with interposing defenses that are not available to the Indemnitor. The Indemnified Party shall make available to the Indemnitor and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. If the Indemnitor has elected to contest such claim, the Indemnified Party shall have the right to be represented, at all stages and at its own expense, by advisory counsel and accountants, their participation to be subject to the reasonable direction and approval of the Indemnitor. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party. If the Indemnitor chooses to defend or prosecute any such claim, the Indemnified Party will agree to any settlement, compromise or discharge of such claim which provides solely for the payment of money damages and which the Indemnitor may recommend and which by its terms obligates the Indemnitor to pay the full amount of the liability in connection with such claim at the time of the settlement, compromise or discharge thereof. Whether or not the Indemnitor shall have assumed the defense of such a claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such claim without the Indemnitor's prior written consent. If the Indemnitor fails forthwith to defend, settle or pay any such third party claim within ten days after the Indemnitor has received written notice from the Indemnified Party, or after receiving such notification from the Indemnified Party, the Indemnitor fails to defend, settle or pay such claim, then the Indemnified Party may take any and all reasonable necessary action to defend or dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, subject to the requirement that such settlement provide only for the payment of money damages.

          14.6 Reimbursement. At the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnitor or at the time the amount of any liability on the part of the Indemnitor under this section is determined (which in the case of payments to third persons, shall be the earlier of (i) the date of such payments, or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree, after exhaustion of appeal rights establishing such liability), the Indemnitor shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the indemnity claim. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnitor for reimbursement in the amount of its indemnity claim. For purposes hereof, the indemnity claim shall include the amounts so paid (or determined to be owing) by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the legal rate applicable to outstanding judgments in the jurisdictions involved from the date the obligation is due from the Indemnified Party to the Indemnitor, as hereinabove provided, until the indemnity claim shall be paid.

          14.7 Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage or expense for which indemnification is provided under this
Section 14 shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such loss, liability, claim, damage or expense. If, following the receipt by any Indemnified Party of any indemnity payment hereunder, such Indemnified Party shall receive any insurance recovery or indemnity payment from a third party in respect of the same underlying loss, liability, damage or expense, the Indemnified Party shall reimburse the Indemnitor hereunder to the extent of such insurance recovery or third-party indemnity payment.

          14.8 Effectiveness. Nothing herein shall be construed to impose any obligation on the Purchaser or any Affiliate of the Purchaser to assume or discharge any responsibility for any liability of the Seller if the Closing does not occur. The terms and conditions of this Section 14 shall have effect only from and after the Effective Time.

     15. Brokers and Finders' Fees.

          15.1 The Seller. The Seller represents and warrants to the Purchaser that, except pursuant to the engagement of Bear Stearns & Co. Inc. in connection with, among other things, the transactions contemplated hereby, all negotiations relative to this Agreement have been carried on by the Seller directly without the intervention of any Person who or which may be entitled to a brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Seller hereby indemnifies and agrees to hold the Purchaser and its Affiliates harmless against any and all claims, losses, liabilities or expenses which may be asserted against the Purchaser or any of the Purchaser's Affiliates as a result of the Seller's or the Seller's Affiliates' dealings, arrangements or agreements with Bear Stearns & Co. Inc. or any such other person or entity.

          15.2 The Purchaser. The Purchaser represents and warrants to the Seller that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any Person who or which may be entitled to a brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Purchaser agrees to indemnify and hold the Seller and its Affiliates harmless against any and all claims, losses, liabilities or expenses which may be asserted against the Seller or its Affiliates as a result of the Purchaser's or any of the Purchaser's Affiliates' dealings, arrangements or agreements with any such other person or entity.

     16. Additional Agreements.

          16.1 Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, including any amendments or revisions hereto. In the event that any party hereunder brings an action or suit against any other party hereunder by reason of any breach of any of the covenants, agreements or provisions in this Agreement before or after the Effective Date, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including, without limitation, reasonable attorneys' fees.

          16.2 Transfer Taxes. The Purchaser and the Seller shall bear and discharge in a timely manner any and all federal, state and local transfer and gains taxes, sales taxes and real property transfer and gains taxes under applicable statutes, rules or regulations that may be incurred as a result of the transactions contemplated by this Agreement (collectively, "Transfer Taxes"), as follows: the Purchaser shall bear the first $20,000 of Transfer Taxes and the Purchaser and the Seller shall each bear 50% of all Transfer Taxes in excess of $20,000. The Purchaser and the Seller agree that (i) they shall each remit a check in payment of its obligation under this Section 16.2 to the appropriate Governmental Entity on or prior to the applicable payment due date for such tax payment; (ii) the Purchaser shall prepare and timely file all necessary reports and returns in connection with the payment of such taxes (except that the Seller shall remit any to the appropriate authority of the State of New York any sale tax due) and the Seller shall provide its full assistance and cooperation with respect thereto, including, but not limited to, the Seller's furnishing any necessary information or data and executing and delivering any documents required to be filed; and (iii) the Seller shall cooperate with the Purchaser in connection with the Purchaser's filing of a bulk sale notice with the New York State Department of Taxation and Finance. This
Section 16.2 and the respective parties' obligation to pay the indicated taxes as described herein shall survive the Closing.

          16.3 Confidentiality. Subject to Section 10.10, until the Closing Date the parties hereto shall, and after the Closing Date the Seller shall, to the extent not otherwise permitted hereby or required by law, hold and cause each of its Affiliates, employees and agents to hold all information and documents relating to the Assets, the Real Property or the Acquired Business or obtained in connection with the transactions contemplated hereby (to the extent such information and documents are not generally available and readily accessible to the public at large) confidential.

     17. Merger; Amendment. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all other previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are hereby released, merged herein and superseded by this Agreement. This Agreement shall not be amended except by a written instrument duly executed by each of the parties hereto.

     18. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto and any purported assignment in violation of the terms of this Section 18 shall be null and void ab initio. Notwithstanding the foregoing, GHI may assign all of its rights and interests hereunder to GHMO without the consent of any other party hereto, whereupon GHMO shall be deemed to have assumed all of GHI's duties, obligations and liabilities hereunder and GHI shall be deemed to have been fully released therefrom. Such assignment by GHI and assumption by GHMO shall be conclusively evidenced by the execution and delivery by GHMO of the Assignment and Assumption Agreement to be entered into between the Seller and the Purchaser at the Closing. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

     19. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     20. Termination. This Agreement may be terminated at any time, but not later than the Effective Time, as follows:

          20.1 Mutual Consent. By the Purchaser and the Seller mutually agreeing to terminate this Agreement; or

          20.2 The Seller's Breach. By the Purchaser if, as of the Effective Time, the Purchaser is ready, willing and able to proceed to consummate the transactions contemplated hereby but any of the conditions of the obligations of the Purchaser pursuant to Section 11 hereof shall not have been satisfied or, in the sole discretion of the Purchaser, waived by the Purchaser, or if the Seller shall have breached a material covenant or agreement hereunder and shall not have cured the same within three business days after notice of such breach is given to the Seller by the Purchaser; or

          20.3 The Purchaser's Breach. By the Seller if, as of the Effective Time, the Seller is ready, willing and able to proceed to consummate the transactions contemplated hereby but any of the conditions of the obligations of the Seller pursuant to Section 12 hereof shall not have been satisfied or, in the sole discretion of the Seller, waived by the Seller, or if the Purchaser shall have breached a material covenant or agreement hereunder and shall not have cured the same within three business days after notice of such breach is given to the Purchaser by the Seller; or

          20.4 Casualty.  By the Purchaser in the circumstances  contemplated by
Section 10.5; or

          20.5 By the Purchaser or the Seller. By either the Purchaser or the Seller if the Closing Date shall not have occurred on or before June 1, 1999, except if such delay has occurred by reason of a breach by such party of any of its material obligations hereunder.

          In the event of the termination by either the Purchaser or the Seller as provided above, written notice of termination shall forthwith be given by the party electing to terminate to the other party. Any termination pursuant to this
Section 20 shall be without liability on the part of any party to the other parties hereto, except to the extent that such termination by one party has resulted from a breach by the other party of any of its material obligations hereunder. Nothing in this Agreement shall be deemed to require any party to terminate this Agreement in the event that a condition precedent to its obligations hereunder is not met, rather than to waive such conditions precedent and proceed to Closing. Notwithstanding the foregoing, the occurrence of the Closing shall not be deemed to constitute a waiver by a party of any term or condition hereof that is for the benefit of such party except to the extent that such waiver is in writing and subscribed by such party.

          21. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to such party personally or sent to such party by facsimile (with confirmation of receipt) or by overnight courier or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

          To the Seller:      WellCare of New York, Inc.
                              Park West/Hurley Avenue Extension
                              Kingston, New York  12401
                              Attention: Mary Lee Campbell-Wisely
                              Facsimile No.: 914-334-7820

          with copies to:     Epstein, Becker & Green, P.C.
                              250 Park Avenue
                              New York, New York  10177
                              Attention:  Seth I. Truwit, Esq.
                              Facsimile No.:  (212) 661-0989

          To the Purchaser:   Group Health Incorporated
                              441 Ninth Avenue
                              New York, New York  10001
                              Attention: William Mastro, Esq.
                              Facsimile No.: (212) 563-8569

          with copies to:     Kalkines, Arky, Zall & Bernstein LLP
                              1675 Broadway, 27th Floor
                              New York, New York 10019
                              Attention: Marcia Alazraki, Esq.
                              Facsimile No: (212) 541-9250

or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered.

     22. Risk of Loss. Except as provided in Section 10.5 of this Agreement, legal title, equitable title and risk of loss with respect to the Assets shall not pass to the Purchaser until the Assets are transferred to the Purchaser as of the Effective Time.

     23. Severability. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     24. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state.

     25. Third Party Beneficiary; No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the benefit of the Purchaser and the Seller and their respective successors and permitted assigns. This Agreement shall not be construed as conferring, and is not intended to confer, any rights on any other persons.

     26. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

     27. Schedules and Exhibits. All Schedules hereto and the Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     28. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Seller, and the Purchaser may become parties hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A facsimile copy of the signature page hereof transmitted by a party hereto shall be effective to constitute the execution and delivery hereof by such party.

     29. Time for Performance. If the final day of any period or any date of performance under this Agreement falls on a Saturday, Sunday or legal holiday, then the final day of the period or the date of performance shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     30. Survival. The provisions of Sections 2, 3, 5, 7, 8, 9, 14, 15, 16, 17, 18, 19, 22 and 24 through 34 hereof (the "Surviving Provisions") shall survive the Closing hereunder, in accordance with the following: (i) the representations and warranties contained in Section 8.7, 8.11 and 8.12 shall survive until the expiration of the applicable statute of limitations (giving effect to any waiver or extension thereof); (ii) each of other representations and warranties contained in Sections 8, 9 and 15 shall survive for a period of two years following the Closing; and (iii) each of the other Surviving Provisions shall survive indefinitely, unless it is expressly stated therein that such provision is to survive for a different period.

     31. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, the Purchaser and the Seller hereby waive, and covenant that it or they will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this agreement or the subject matter hereof or any Transaction Document, in each case whether now existing or hereafter arising or whether in contract or tort of otherwise. The parties acknowledge that they have been informed that the provisions of this section constitute a material inducement upon which the other party has relied, are relying and will rely in entering into this Agreement. Any party may file an original counterpart or a copy of this section with any court as written evidence of the consent of the other parties to the waiver of their rights to trial by jury.

     32. Service of Process. The Seller and the Purchaser (each a "Submitting Party") each hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of or based upon this agreement or the subject matter hereof brought by the Purchaser. The Submitting Party to the extent permitted by applicable law hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding brought in such courts, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this agreement or the subject matter hereof may not be enforced in or by such court. The Submitting Party hereby consents to service of process by mail at its address to which notices are to be given pursuant to Section 21 hereof. Final judgment against the Submitting Party in any such action, suit or proceeding shall be conclusive, and may be enforced in any other jurisdiction (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of indebtedness or liability of the Submitting Party therein described or
(b) in any other manner provided by or pursuant to the laws of such other jurisdiction.

     33. Construction. The Purchaser and the Seller agree that the terms and conditions of this Agreement and the other Transaction Documents are the result of negotiations between the parties and that this Agreement and the other Transaction Documents shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Asset Purchase Agreement on the date first above written.


GROUP HEALTH INCORPORATED



By:  /s/ Donna Lynne
     -----------------------------
Name:    Donna Lynne
     -----------------------------
Title:   Executive VP/COO
     -----------------------------



WELLCARE OF NEW YORK, INC.



By:  /s/ Mary Lee Campbell-Wisley
     -----------------------------
Name:    Mary Lee Campbell-Wisley
     -----------------------------
Title:   President/CEO
     -----------------------------